PURCHASE AND SALE AGREEMENT

SELLER:

NEUROGEN CORPORATION
and
NEUROGEN PROPERTIES LLC

PURCHASER:

INVESTMENT CAPITAL PARTNERS, LTD.

PROPERTY:

15, 35 and 45 Northeast Industrial Road
Branford, Connecticut

November 5, 2009

1	The Property.		1
	1.1.	Description	1
	1.2.	As-Is Purchase; No Reliance by Purchaser.	2
	1.3.	Agreement to Convey	3
2	Price and Payment		3
	2.1.	Purchase Price	3
	2.2.	Payment	4
	2.3.	Closing	5
3	Due Diligence		5
	3.1.	Inspections	5
	3.2.	Intentionally Deleted	6
	3.3.	Permitted Exceptions.	6
	3.4.	Contracts	7
	3.5.	Confidentiality.	7
4	Prior to Closing.		8
	4.1.	Insurance; Risk of Loss.	8
	4.2.	Operation.	8
	4.3.	New Contracts	8
	4.4.	Lease	8
	4.5.	Title Encumbrances	8
	4.6.	Lease Obligations	8
5	Representations and Warranties.		9
	5.1.	By Seller	9
	5.2.	By Purchaser	11
	5.3.	Mutual.	12
6	Costs and Prorations		12
	6.1.	Purchaser's Costs	12
	6.2.	Seller's Costs	13
	6.3.	Prorations	13
	6.4.	Taxes	14
	6.5.	Rent	15
	6.6.	In General	15
	6.7.	Purpose and Intent	15
	6.8.	Closing Adjustment	16
	6.9.	Post-Closing Reconciliation	16
	6.10.	Other Items	16
	6.11.	Survival	16
7	Damage, Destruction or Condemnation		16
	7.1.	Material Event	16
	7.2.	Immaterial Event	16
	7.3.	Termination and Return of Deposit	17
8	Notices		17
9	Closing	Closing	18
	9.1.	Closing Instructions	18
	9.2.	Seller's Deliveries	18
	9.3.	Purchaser's Deliveries	19
	9.4.	Possession	20
	9.5.	Insurance.	20
	9.6.	Utility Service and Deposits	20
	9.7.	Notice Letters	20
	9.8.	Mutual Obligation	20
10	Default; Failure of Condition		20
	10.1.	Purchaser Default	20
	10.2.	Seller Default	21
	10.3.	Failure of Condition.	21
11	Transfer Act		22
	11.1.	Property Transfer Forms.	22
	11.2.	Environmental Access Agreement.	22
	11.3.	Future Transfers.	23
	11.4.	Environmental Escrow Agreement	23
12	Miscellaneous.		23
	12.1.	Entire Agreement; Merger	23
	12.2.	Severability	24
	12.3.	Applicable Law.	24
	12.4.	Assignability.	24
	12.5.	Successors Bound	25
	12.6.	Breach	25
	12.7.	No Public Disclosure	25
	12.8.	Captions	26
	12.9.	Attorneys' Fees	26
	12.10.	No Partnership	26
	12.11.	Time of Essence	26
	12.12.	Counterparts.	26
	12.13.	Recordation.	26
	12.14.	Proper Execution	26
	12.15.	Tax Protest	26
	12.16.	Escrow Provisions	26
	12.17.	Estoppel Certificate	27

List of Exhibits

Exhibit 1.1.1	Legal Description of Neurogen Corp Land
Exhibit 1.1.2	Legal Description of Neurogen Properties Land
Exhibit 1.1.7	Rent Roll
Exhibit 3.3.1	Other Permitted Exceptions
Exhibit 3.4	List of Service Contracts
Exhibit 9.2.1	Special Warranty Deed
Exhibit 9.2.2	Assignment and Assumption of Contracts
Exhibit 9.2.3	Assignment of Warranties and Guarantees
Exhibit 9.2.5	Affidavit Pursuant to Foreign Investment and Real Property Tax Act
Exhibit 9.2.6	Statement of Seller
Exhibit 9.2.9	Assignment and Assumption of Leases
Exhibit 9.2.11	Notice to Tenant(s)
Exhibit 9.3	Nominee Agreement
Exhibit 9.6	Notice to Utility Company
Exhibit 11.2	Form of 45 Environmental Easement
Exhibit 11.4	Form of Environmental Escrow and Indemnification Agreement
Exhibit 12.4.6	Form of Environmental Indemnification Agreement for Nominee
Exhibit 12.17	Form of Estoppel Certificate
Exhibit 12.17(A)	Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit 12.17(B)	Form of Waiver Letter

Term Sheet

Purchaser:	INVESTMENT CAPITAL PARTNERS, LTD.
Notice Address:	1552 Post Road Fairfield, CT 06824
Attention: Stephen P. Lawrence
Phone: (203) 259-5505
Fax: (203) 259-2606 WITH A COPY TO: Berkowitz, Trager & Trager, LLC 8 Wright Street Westport, CT 06880 Attention: Steven M. Siegelaub, Esq. Phone: (203) 291-8223 Fax: (203) 226-3801
Seller:	NEUROGEN CORPORATION & NEUROGEN PROPERTIES LLC
Notice Address:	45 Northeast Industrial Road Branford, CT 06495
Attention: Stephen R. Davis President and Chief Executive Officer
Phone: (203) 315-3016
Fax: (203) 488-4710
WITH A COPY TO: Day Pitney LLP 242 Trumbull Street Hartford, Connecticut 06103-3499 Attention: Rosemary G. Ayers, Esq. Phone: (860) 275-0185 Fax: (860) 275-0343
Property:	15, 35 and 45 Northeast Industrial Road, Branford, CT
Price:	$3,500,000.00
Closing Date:	February 2, 2010

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of the 5th day of November, 2009 (the “Effective Date”), by and between NEUROGEN CORPORATION, a Delaware corporation (“Neurogen Corp”) and NEUROGEN PROPERTIES LLC, a Connecticut limited liability company (“Neurogen LLC” and, together with Neurogen Corp, collectively, “Seller”) both with an office at 45 Northeast Industrial Road, Branford, Connecticut 06405, and INVESTMENT CAPITAL PARTNERS, LTD., a Connecticut corporation (“Purchaser”), with an office at 1552 Post Road, Fairfield, Connecticut  06824.
R E C I T A L S :

Neurogen Corp desires to sell certain improved real property located at 15 and 35 Northeast Industrial Road, Branford, Connecticut, along with certain related personal and intangible property.

Neurogen LLC desires to sell certain improved real property located at 45 Northeast Industrial Road, Branford, Connecticut, along with certain related personal and intangible property.

Purchaser desires to purchase such real, personal and intangible property.

NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.      The Property.

1.1.                  Description.  Subject to the terms and conditions set forth in this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, “Property”):

1.1.1.           Certain real property located in the Town of Branford, County of New Haven and State of Connecticut and more specifically described in Exhibit 1.1.1 attached hereto (the “Neurogen Corp Land”);

1.1.2.           Certain real property located in the Town of Branford, County of New Haven and State of Connecticut and more specifically described in Exhibit 1.1.2 attached hereto (the “Neurogen LLC Land” and, together with the Neurogen Corp Land, the “Land”);

1.1.3.           Two (2) buildings located on the Neurogen Corp Land (the “Neurogen Corp Buildings”), the parking areas, improvements and fixtures now situated on the Neurogen Corp Land (collectively, the “Neurogen Corp Improvements”);

1.1.4.           One (1) building located on the Neurogen LLC Land (the “Neurogen LLC Building” and, together with the Neurogen Corp Buildings, collectively, the “Buildings”), the parking areas, improvements and fixtures now situated on the Neurogen LLC Land (collectively, the “Neurogen LLC Improvements” and, together with the Neurogen Corp Improvements, the “Improvements”);

1.1.5.            All easements, rights, privileges, entitlements, hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any;

1.1.6.           Any street or road abutting the Land to the center lines thereof;

1.1.7.           All of Neurogen Corp’s right, title and interest in and to the lease identified on Exhibit 1.1.7 (the “Forma Lease”), and any New Lease (as defined in Section 4.4) and any prepaid rent attributable to the period after the Closing Date (as hereinafter defined) (except Seller’s right to collect delinquent rent attributable to any period prior to Closing).

1.1.8.           Subject to Section 3.4, all assignable contracts and agreements relating to the operation, repair or maintenance of the Land and Improvements, the terms of which extend beyond midnight of the day preceding the Closing Date (as hereinafter defined);

1.1.9.           Assignable, unexpired warranties and guaranties issued in connection with the Improvements; and

1.1.10.             All transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements (collectively, “Approvals”).

1.2.                  “As-Is” Purchase; No Reliance by Purchaser.

1.2.1.           Purchaser shall not rely on any warranties, promises, understandings or representations, express or implied, of Seller or any agent of Seller relating to the present or future physical condition, development, potential, operation, income generated by, or any other matter or thing affected by or related to the Property which are not expressly contained in this Agreement, and no such representation or warranty shall be implied.  Except as set forth in this Agreement, the Property is being sold in an “AS IS” “WHERE IS” condition and “WITH ALL FAULTS” as of the date of this Agreement and as of the Closing.

1.2.2.           In purchasing, evaluating and financing the Property, in determining whether or not to make the investment, and in making any application or filing to any governmental authority, except as set forth in the representations contained in Section 5.1 of this Agreement, Purchaser shall rely solely upon the results of Purchaser’s own inspections or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser.  Notwithstanding the above, Purchaser may make its own independent decision to utilize reports and other environmental information made available to Purchaser by Seller; provided, however, Seller shall have no liability to Purchaser related to such utilization.

1.2.3.           Except to the extent Seller has breached any representation in Section 5.1.9 of this Agreement or except as otherwise provided in the Environmental Escrow Agreement or the 45 Environmental Indemnification (as hereinafter defined) to be entered into at Closing, Purchaser waives and releases Seller from any present or future

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claims arising from or relating to the presence or alleged presence of asbestos or harmful or toxic substances in, on, under or about the Property including, without limitation, any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, or (iii) the common law.

1.2.4.           Except as expressly set forth in this Agreement, the exhibits attached hereto and in the documents and instruments executed and delivered by Seller in connection with the Closing (including, without limitation, the Environmental Escrow Agreement or the 45 Environmental Indemnification to be entered into at Closing), no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the condition or repair of the Property or the value, expense of operation, or income potential of the Property or any portion thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof.  The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed (including, without limitation, the Environmental Escrow Agreement or the 45 Environmental Indemnification to be entered into at Closing), which alone fully and completely express their agreement, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement, the Environmental Escrow Agreement or the 45 Environmental Indemnification to be entered into at Closing, or the Exhibits annexed hereto.  Except as set forth in Section 5.1.9, Seller makes no representations or warranties as to whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same.  To the extent that Seller has provided or hereafter may provide to Purchaser information from any inspection, engineering or environmental reports concerning asbestos or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning such reports.

1.2.5.           The terms and provisions of this Section 1.2 shall survive Closing or any termination of this Agreement.

1.3.                  Agreement to Convey.  Seller agrees to convey, and Purchaser agrees to accept, title to the Land and Improvements by special warranty deeds in the form attached hereto as Exhibit 9.2.1 and made a part hereof (collectively, the “Deed”).

2.      Price and Payment.

2.1.                  Purchase Price.  The total purchase price to be paid for the Property (“Purchase Price”) is THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) U.S., based on the allocation set forth below.  Notwithstanding such allocation or anything to the contrary contained herein, the purchase of the Property is an integrated transaction and in no event shall Purchaser be entitled to acquire less than all of the Property.

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Property Location                                                                           Allocation of Purchase Price

15 Northeast Industrial Road                                                                                     $1,200,000.00

35 Northeast Industrial Road                                                                                     $1,100,000.00

45 Northeast Industrial Road                                                                                     $1,200,000.00

2.2.                  Payment.  Payment of the Purchase Price is to be made as follows:

2.2.1.           Within three (3) business days of the execution of this Agreement by the parties, Purchaser shall make an earnest money deposit of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Initial Deposit”) by wire transfer in available funds.

2.2.2.           On or before the thirtieth (30th) day after the Effective Date (or if such thirtieth (30th) day is not a business day, on the business day next succeeding said thirtieth (30th) day), Purchaser shall make an additional earnest money deposit of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Additional Deposit”) by wire transfer in available funds to Escrow Agent.  The Initial Deposit and the Additional Deposit are referred to collectively herein as the “Deposit”.

2.2.3.             The Deposit, as installments of same are paid, will be placed and held in escrow by First American Title Insurance Company, CityPlace II, 185 Asylum Street, Hartford, Connecticut 06103 Attention:  Eliot Streim (“Escrow Agent”) in an interest-bearing account at a mutually acceptable banking institution located in Connecticut.  Any interest earned and accrued on the Deposit shall be considered as part of the Deposit, but shall be reported as income to the Purchaser.  Purchaser shall execute and deliver to Escrow Agent Form W-9s and any other documents, forms or affidavits requested by Escrow Agent regarding the reporting of interest on the Deposit to appropriate taxing authorities.   Except as otherwise provided in this Agreement, the Deposit shall be applied to the Purchase Price at Closing. The failure by Purchaser to deposit with the Title Company any installment of the Deposit when due (or, solely with respect to the Additional Deposit, within two (2) business days of the due date hereof) shall result in the immediate, automatic cancellation and termination of this Agreement upon written notice by Seller to Purchaser, and upon such termination the Title Company shall return to Purchaser any portion of the Deposit it shall have received and neither Seller nor Purchaser shall have any further liability hereunder except for Purchaser’s Indemnity Obligations set forth in Section 3.1.3, the Purchaser’s obligations under Section 3.5 and the parties’ respective indemnity obligations under Section 5.3

2.2.4.           At Closing, the Purchaser shall pay Seller THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) inclusive of the Deposit and subject to adjustments and pro rations as expressly provided herein, to a bank account designated by Seller by certified check, cashiers check, wire transfer or other form of immediately available funds.

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2.3.           Closing.  Payment of the Purchase Price and the closing hereunder (the “Closing”) will take place pursuant to an escrow closing on February 2, 2010, at the offices of the Escrow Agent at 10:00 a.m. local time or at such other time and place as may be agreed upon in writing by Seller and Purchaser (the aforesaid date, or such other agreed date, being referred to in this Agreement as the “Closing Date”).

3.      Due Diligence.

3.1.                  Inspections.

3.1.1.           Seller acknowledges that Purchaser may, and Purchaser is hereby authorized to, conduct an investigation of the Property, which shall include without limitation, examination of title to the Property, surveying of the Property, conducting tests, including environmental site assessments, to determine the presence or absence of hazardous wastes, asbestos, radon and other similar materials and substances, determining the compliance of the Property with all applicable laws, rules, codes, regulations, licenses, permits, zoning, development and governmental approvals, conducting engineering inspections, architectural inspections, test borings, soil tests, percolation tests, site evaluations, geotechnical studies, review and such other evaluations, inspections and tests as Purchaser desires (collectively, “Purchaser’s Inspections”).

3.1.2.           Seller shall provide Purchaser or Purchaser’s agents or representatives access to the Property during normal business hours from the Effective Date to the Closing Date for Purchaser to conduct Purchaser’s Inspections.

3.1.3.           Purchaser represents, warrants and agrees that, in making any physical or environmental inspections of the Property, Purchaser or Purchaser’s agents shall carry commercial general liability insurance with minimum limits per occurrence of not less than One Million Dollars ($1,000,000) and Two Million Dollars ($2,000,000) in the aggregate, which names Seller as an additional insured, and, upon request of Seller, will provide Seller with written evidence of same, will not unreasonably interfere with the activities of tenants or any persons occupying or providing service at the Property, except as required by law will not reveal to any third party not approved by Seller (other than Purchaser’s attorneys and consultants and potential lenders and investors) the results of Purchaser’s Inspections, and will restore physical damage caused by Purchaser’s inspections.  Purchaser shall give Seller reasonable prior notice (which notice may be telephonic) of its intention to conduct any physical or environmental inspections, and Seller reserves the right to have a representative present.  PURCHASER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING (INCLUDING, WITHOUT LIMITATION, CORINGS, BORINGS, THE TAKING OF SAMPLES, AND SIMILAR ACTIVITIES) OF, ON OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER’S WRITTEN CONSENT WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD, AS TO THE TIMING AND SCOPE OF WORK TO BE PERFORMED.  Seller agrees to respond to a request for approval to conduct physically intrusive testing within 2 business days.  Any failure to respond to any written request within such (2) business day period shall be deemed an approval.  Purchaser agrees (which agreement shall survive the Closing or termination of this Agreement) to indemnify, defend, and hold Seller free and harmless

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from any loss, injury, damage, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, arising out of the exercise by Purchaser or its agents or representatives of the right of access under this Section 3.1, except to the extent that any loss, injury, damage, claim, lien, cost or expense results from any act or omission of Seller or its agents, contractors or employees, and except that the foregoing indemnity shall not give rise to any liability for the mere discovery of any existing condition.  This indemnity shall survive the termination or expiration of this Agreement.  Purchaser’s obligations under this Section 3.1.3 are herein called “Purchaser’s Indemnity Obligations”.  Purchaser’s Inspections shall be at Purchaser’s expense.

3.1.4.           Except for Seller’s express representations and warranties specified in this Agreement and in the documents and instruments executed and delivered by Seller in connection with the Closing, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Purchaser in connection with Purchaser’s inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller’s possession).  It is the parties’ express understanding and agreement that such materials have been provided only for Purchaser’s convenience in making its own examination and determination as to whether it wishes to purchase the Property, and, in doing so, except for Seller’s express representations and warranties specified in this Agreement or in the documents and instruments executed and delivered by Seller in connection with the Closing, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller.  Except for Seller’s express representations and warranties specified in this Agreement or in the documents and instruments executed and delivered by Seller in connection with the Closing, Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

3.1.5.           Purchaser acknowledges and agrees that there is no due diligence period with respect to the contemplated transaction, and notwithstanding any state of facts, physical condition, environmental condition or otherwise revealed by Purchaser’s Inspections, except as expressly provided in this Agreement, Purchaser is not entitled to return of the Deposit or termination of this Agreement.

3.2.                  Intentionally Deleted.

3.3.                  Permitted Exceptions

3.3.1.           The Property shall be conveyed to and accepted by Purchaser subject only to the following (collectively, the “Permitted Exceptions”):

(i)           Zoning and building regulations, and any and all provisions of any ordinance, governmental regulation or law affecting said Property; provided no violation of the same arises following the Effective Date as the result of any action of Seller or any tenant of Seller following the Effective Date;

(ii)           The lien of non-delinquent real property and personal property taxes and assessments, if any;

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(iii)           The matters described on Exhibit 3.3.1;

(iv)           Rights of licensees under any service, maintenance, supply or other contracts to be assumed by Purchaser at Closing;

(v)           Any state of facts that a personal inspection or survey of the Property would reveal;

(vi)           The Lease and any New Leases; and

(vii)           The Reservations and Restrictions contained in the Deed and in the 45 Environmental Easement (hereinafter defined).

3.3.2.           Purchaser shall be solely responsible for the cost of any title insurance policy that Purchaser may require (including all endorsements thereto that Purchaser may require and that are available in Connecticut).  Seller shall not be obligated to provide to Purchaser’s title insurance company (the “Title Company”) any owner’s affidavit, indemnity, certifications, or covenants, or be liable to Title Company for any obligations or liabilities, beyond that expressly required under this Agreement.

3.4.                  Contracts.  Purchaser shall assume at the Closing the Service Contracts which are identified on Exhibit 3.4  attached hereto (the “Assumed Contracts”).  Seller shall terminate without penalty to Purchaser all Service Contracts applicable to the Property other than the Assumed Contracts, such termination to be effective no later than the Closing, including without limitation the termination of any management agreement affecting the Property.

3.5.                  Confidentiality.  Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that all information regarding the Property of whatsoever nature made available to it by Seller or Seller’s agents or representatives (“Proprietary Information”) is confidential (except to the extent such information is already in or may come to be in the public domain through no fault of Purchaser or anyone obtaining such information through Purchaser) and shall not be disclosed to any other person except those assisting Purchaser with the transaction, Purchaser’s lender and investors, the Nominee (as defined herein) or the 45 Third Party Purchaser (as hereinafter defined) (collectively, the “Purchaser Parties”) and then only upon Purchaser making such person aware of the confidentiality restriction and procuring, prior to any such disclosure, such person’s agreement to be bound thereby, which agreement shall be in writing in the case of the Nominee or the 45 Third Party Purchaser.  In the event the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser shall return to Seller, or cause to be returned to Seller all Proprietary Information.  Further, Purchaser agrees not to use or allow to be used any Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase.  The foregoing shall not be deemed to prevent Purchaser from complying with laws, rules, regulations and court orders, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, which may require disclosure of Proprietary Information otherwise to be kept confidential pursuant to this Section 3.5, but only to the extent such disclosure is required by any of the foregoing.  Notwithstanding any other term of this Agreement, the provisions of this Section 3.5 shall survive any termination of this Agreement prior to Closing.

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4.                  Prior to Closing.

Until Closing, Seller or Seller’s agent shall:

4.1.                  Insurance; Risk of Loss.  Keep the Property insured against fire and other hazards covered by special form property insurance for full replacement value and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property in commercially reasonable amounts.  Until the Closing, the risk of loss by fire or other casualty to the Property, and liability for personal injury or damage to property of others at the Property, shall be borne by Seller, except as expressly provided for herein.

4.2.                  Operation.  Operate and maintain the Property in a businesslike manner and substantially in accordance with Seller’s past practices with respect to the Property, and make any and all repairs and replacements reasonably required to deliver the Property to Purchaser at Closing in its present condition, normal wear and tear excepted, provided that in the event of any loss or damage to the Property as described in Section 7, Seller shall repair the Property only if Seller so elects.

4.3.                  New Contracts.  Enter into only those third party contracts which are necessary to carry out its obligations under Section 4.2 and which shall be cancelable without cause on thirty (30) days written notice without payment of any termination fee.  If, after the date of this Agreement, Seller enters into any such contract, it shall promptly provide written notice thereof to Purchaser and unless Purchaser, within ten (10) days thereafter, notifies Seller in writing of its intention to assume such contract, it shall be treated as a contract not to be assumed by Purchaser under Section 3.4 hereof.

4.4.                  Lease.  Not amend or modify the Lease or any New Lease (hereinafter defined), approve any sublease, or enter into any new lease, without providing Purchaser all relevant supporting documentation, including, without limitation, tenant financial information and a copy of the proposed amendment, modification, sublease or lease, and without obtaining the prior written approval of Purchaser, which approval may be withheld or conditioned in Purchaser’s sole and absolute discretion.  Nothing herein shall restrict the Seller’s ability to enter into non-binding letters of intent with prospective tenants with respect to any lease of any portion of the Property. As used herein, “New Lease” shall mean any lease entered into after the Effective Date with Purchaser’s prior written approval.

4.5.                  Title Encumbrances.   Not grant any easements or restrictions or consent to any other matter affecting title to the Land and Improvements after the Effective Date without the prior written consent of Purchaser, other than any notice of lease regarding any New Lease, or any document contemplated under the terms of this Agreement.

4.6.                  Lease Obligations.   Perform all the obligations of the Landlord under the Forma Lease, and all the obligations of the Landlord under any New Lease.

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5.      Representations and Warranties.

5.1.                  By Seller.  Each of Neurogen Corp and Neurogen LLC represents and warrants to Purchaser that:

5.1.1.           Neurogen Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to do business in the State of Connecticut, has duly authorized the execution and performance of this Agreement, and such execution and performance shall not violate any material term of its certificate of incorporation or bylaws.  This Agreement has been, and all of the documents to be delivered by Neurogen Corp at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Neurogen Corp.

5.1.2.           Neurogen LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut, has duly authorized the execution and performance of this Agreement, and such execution and performance shall not violate any material term of its certificate of formation or operating agreement.  This Agreement has been, and all of the documents to be delivered by Neurogen LLC at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Neurogen LLC.

5.1.3.           Seller is not, and as of the Closing shall not be, a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations.

5.1.4.           Seller is currently in compliance with and shall at all times during the term of this Agreement remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

5.1.5.           The Seller has not entered into any existing agreement that grants any person or entity the right to purchase the Property, other than Purchaser or any of its affiliates.

5.1.6.           Neurogen Corp has provided to Purchaser a true, correct and complete copy of the Forma Lease and any amendments thereto.  There are no other tenancies or other rights of use or occupancy (other than tenants in possession under the Forma Lease or any New Lease and as may exist pursuant to any Service Contracts) with respect to the Property.  Neurogen Corp has not received any written notice of Landlord’s default under the Forma Lease which has not been cured and there have been no claims asserted by the tenant under the Forma  Lease for offsets against rents, or other monetary claims against Neurogen Corp.  To the best of Seller’s knowledge, Neurogen Corp has performed all of its obligations under the Forma Lease, including, but not limited to, the completion of all tenant

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improvement and construction work required to be completed by Neurogen Corp as the landlord under the Forma Lease.  All leasing commissions (if any) for the Forma Lease payable by Neurogen Corp have been paid in full or will be paid in full prior to the Closing.  Neurogen Corp did not, on or before the Effective Date,  receive any written or oral notice from the tenant under the Forma Lease of such tenant’s intention to vacate the space demised thereunder.

5.1.7.           Seller has not received from any governmental authority written notice of any material violation of any laws, ordinances, codes, rules or regulations applicable (or alleged to be applicable) to the Property, or any part thereof, that has not been corrected, except as may be reflected by the property documents previously delivered to Purchaser, and Seller has no knowledge of any such material violation.

5.1.8.             To Seller’s knowledge, there is no action or proceeding pending or threatened against Seller or related to the Property that challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement or that adversely affects or could adversely affect the Property or the ownership, use or occupancy thereof.

5.1.9.           Except as disclosed in the environmental reports delivered to Purchaser or its representative prior to the Effective Date, to Seller’s knowledge, there has been no storage or use of hazardous materials on, in or under the Land, other than as may be permitted by and in compliance with applicable law, nor any discharges or releases of hazardous materials in, on or under the Land or Improvements.  As used herein, the term “hazardous materials” means any hazardous or toxic chemical agent, substance, material or waste, including, but not limited to, any petroleum-based substance, which is regulated by any local governmental authority, the State of Connecticut, the United States or any agency thereof.

5.1.10.             Seller has delivered to Purchaser or its representative true and complete copies of all final third party reports in its possession or control performed by or on its behalf and relating to hazardous materials at the Land and Improvements.

Notwithstanding anything to the contrary contained in this Section 5.1, Neurogen Corp alone makes the representations and warranties in Section 5.1.1 and, as to the Forma Lease, in Section 5.1.6, Neurogen LLC alone makes the representations and warranties in Section 5.1.2 and each of Neurogen LLC and Neurogen Corp makes the remaining representations as to itself and its respective portion of the Property.  Whenever a representation or warranty is made in this Agreement on the basis of the best of Seller’s knowledge, or whether Seller has received written notice, such representation, warranty or other statement is made solely on the basis of the conscious, and actual, as distinguished from implied, imputed and constructive, knowledge on the date that such representation or warranty is made, without inquiry or investigation or duty thereof, except that Seller shall be required to make inquiry of Stephen R. Davis (the officer of Seller having primary responsibility for the sale of the Property), without attribution to such

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specific officer of facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties, including but not limited to tenants and property managers of the Property, and excluding, whether or not actually known by such specific officer, any matter known to  Purchaser based on the conscious, and actual, as distinguished from implied, imputed or constructive knowledge of, Stephen P. Lawrence or Lisa Lawrence, at the time of Closing.  So qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Stephen R. Davis or any other officer or employee of Seller, and so qualifying Purchaser’s knowledge shall in no event give rise to any personal liability on the part of Stephen P. Lawrence or Lisa Lawrence.

It shall be a condition precedent to Purchaser’s obligation to purchase the Property from Seller that all of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date; provided, however,  that the same may be qualified to the extent Seller, after the date hereof, becomes aware of facts or circumstances which cause any of the same to be or become untrue or incorrect, all of which qualifications shall be subject to Purchaser’s reasonable approval as a condition to Purchaser’s obligation to close the transaction contemplated hereby, and which shall be deemed approved if Purchaser fails to disapprove same within ten (10) days after written notice thereof from Seller.  At the Closing and subject to the foregoing sentence, Seller shall deliver to Purchaser a certificate certifying that each of Seller’s representations and warranties in this Agreement is true and correct as of the Closing Date.

The representations and warranties of Seller set forth in Section 5.1 of this Agreement shall survive the Closing, but written notification of any claim arising therefrom must be received by Seller no later than noon eastern time on August 2, 2010 (and suit commenced with sixty (60) days after delivery of notification of such claim) or such claim shall be forever barred and Seller shall have no liability with respect thereto. The aggregate liability of the Seller  with respect to all representations and warranties of Seller contained herein shall not exceed One Hundred Thousand Dollars ($100,000.00); provided, however, that there shall be no limitation of liability with respect to intentional breaches of such representations and warranties; provided, further, however, in no event shall Seller be liable to Purchaser for any consequential, exemplary, or punitive damages in respect of any such breach.

5.2.                  By Purchaser.  Purchaser represents and warrants to Seller that:

5.2.1.           Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation and is or on the Closing Date will be authorized to transact business in the State of Connecticut, and has duly authorized the execution, delivery and performance of this Agreement, and such execution, delivery and performance shall not violate any material term of any of its certificate of incorporation or bylaws.  This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Purchaser.

5.2.2.           Purchaser is acting as principal in this transaction with authority to close the transaction.  This Agreement is the valid and legally binding obligation of Purchaser.

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5.2.3.           Purchaser and its shareholders or members are a citizen of, or partnership, corporation or other form of legal person domesticated in the United States of America.

5.2.4.           Purchaser is currently in compliance with and shall at all times during the term of this Agreement remain in compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

It shall be a condition precedent to Seller’s obligation to sell the Property to Purchaser that all of Purchaser’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date. At the Closing, Purchaser shall deliver to Seller a certificate certifying that each of Purchaser’s representations and warranties in this Agreement is true and correct as of the Closing Date.

5.3.                  Mutual.  Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary except O, R & L Commercial Real Estate (“O, R & L”) in connection with this Agreement or the sale of the Property.  Seller shall indemnify, defend and hold Purchaser free and harmless from the claims of any broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property (including O, R & L) based upon the acts or omissions of Seller.  Purchaser shall indemnify, defend and hold Seller free and harmless from any liability, loss, claim or demand, including, without limitation, attorneys’ fees and other costs (including attorneys’ fees and costs arising out of the enforcement of this indemnification), arising out of or attributable to the claims of any broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Purchaser or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property (excluding O, R & L) based upon the acts or omissions of Purchaser. The terms and provisions of this Section 5.3 shall survive Closing or any termination of this Agreement.  Seller shall compensate O, R & L for a brokerage commission arising out of this sale pursuant to a separate agreement.

6.      Costs and Prorations.

6.1.                  Purchaser’s Costs.  Purchaser shall pay the following costs of closing this transaction:

6.1.1.           The fees and disbursements of its counsel, inspecting architect and engineer, if any;

6.1.2.           The cost of any escrow fees charged by Escrow Agent to close the transfer of title contemplated hereunder (after deducting Seller’s payment under Section 6.2.6);

6.1.3.           The cost of any title insurance, including the Title Commitment, any title insurance policy, any additional premium charge(s) for endorsements and/or deletion(s) of exception items (subject to the provisions of Section 10.3) and any

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cancellation charge(s) imposed by any title company in the event a title insurance policy is not issued;

6.1.4.           The entire cost of any survey required by Purchaser;

6.1.5.           Recording fees for the Deed and any documents related to any financing obtained by Purchaser; and

6.1.6.           Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction.

6.2.                  Seller’s Costs.  Seller shall pay:

6.2.1.            The conveyance taxes imposed by the State of Connecticut and the Town of Branford;

6.2.2.           O, R & L’s fee to the extent any such fee is payable pursuant to Seller’s separate agreement with O, R & L;

6.2.3.           The fees and disbursements of its counsel;

6.2.4.           Any recording fees for documents necessary to deliver the required title in accordance with the terms of this Agreement;

6.2.5.           The filing fees for the Property Transfer Forms (hereinafter defined); and

6.2.6.           One-half of any escrow fees charged by Escrow Agent to close the transfer of title contemplated hereunder, up to a maximum amount of $250 to be paid by Seller.

6.3.                  Prorations.

6.3.1.           Vault charges, sewer charges, utility charges and operating expenses actually paid or payable as of the Closing Date and rents (expressly excluding, however, tenant reimbursements for Taxes and Operating Costs, as defined below) paid by the tenants under the Forma Lease and any New Lease (collectively, “Tenant Receivables”) shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller shall make a further adjustment for such charges which may have accrued or been incurred prior to the Closing Date, were not collected or paid on or before the Closing Date but were collected or paid within such ninety (90) day period.

6.3.2.           Neurogen Corp, as landlord under the Lease, is currently collecting from the tenant under the Forma Lease additional rent to cover insurance, utilities (to the extent not paid directly by such tenant), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Neurogen Corp Land and Neurogen Corp Improvements.  To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by the tenant to the landlord

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under the Forma Lease based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Purchaser and Seller shall make an adjustment at Closing for the applicable reconciliation period based on a comparison of the actual Operating Costs to the estimated payments at the Date of Closing.  If, as of the Date of Closing, Neurogen Corp has received additional rent payments in excess of the amount that the tenant under the Forma Lease will be required to pay, based on the actual Operating Costs as of the Date of Closing, Purchaser shall receive a credit in the amount of such excess.  If, as of the Date of Closing, Neurogen Corp has received additional rent payments that are less than the amount that such tenant would be required to pay based on the actual Operating Costs as of the Date of Closing, Purchaser will promptly pay to Seller the deficiency, but only to the extent such deficiency is actually collected by Purchaser from said tenant after the Closing.  Real estate taxes collected from the tenant under the Forma Lease as additional rent shall be addressed in the same manner with respect to the payments collected from such tenant up to the Date of Closing. Operating Costs that are not payable by such tenant either directly or reimbursable under the Forma Lease, and real estate taxes (including those payable by the tenant under the Forma Lease but not yet paid) shall be adjusted between Seller and Purchaser as set forth in Section 6.3.1 above and shall be reasonably estimated by the parties if final bills are not available.  Purchaser shall have responsibility for preparing any Operating Cost and  tax reconciliations under the Forma Lease for the current and subsequent tax years and calendar years.  To the extent not previously delivered to Purchaser, Neurogen Corp will deliver to Purchaser prior to Closing documentation reasonably supporting the Operating Costs and real estate taxes collected by Neurogen Corp prior to the Closing from the tenant under the Forma Lease and that are necessary for Purchaser to prepare any reconciliations required under the Forma Lease for Operating Costs and real estate tax payments with respect to the tax year and calendar year in which the Closing occurs.  If either Neurogen Corp or Neurogen LLC enters into any New Lease which provides for additional rent in the form of a share of estimated insurance, utilities, common area maintenance and other operating costs and expenses or real estate taxes, the Seller entity which owns the applicable portion of the Property so leased and the Purchaser shall adjust for and reconcile the same in manner similar to that described for the Forma Lease.

6.3.3.           All prorations shall be made on a 365-day calendar year basis, using actual number of days in the month.

6.4.                  Taxes.  General real estate taxes, personal property taxes, special assessments (and installments thereof) and other governmental taxes and charges relating to the Property, including annual or periodic permit fees (collectively, “Taxes”) payable during the year in which Closing occurs shall be prorated as of the Closing Date and adjusted against the Purchase Price.  If Closing occurs before the actual Taxes payable during such year are known, the proration of Taxes shall be upon the basis of Taxes for the Property payable during the immediately preceding year; provided, however, that if the Taxes payable during the year in which Closing occurs are thereafter determined to be more or less than the Taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly (but no later than ninety (90) days after the Closing except in the case of an ongoing tax protest) shall adjust the proration of Taxes and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result

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of such adjustment, and further provided that any re-proration of real estate taxes shall take into account only increases in the tax rate or mill rate, i.e., any portion of any real estate tax increase attributable to an increase in assessed value that occurs subsequent to Closing shall not be taken into account.  This provision shall survive Closing.

6.5.                  Rent.

6.5.1.           Notwithstanding anything to the contrary contained herein, Tenant Receivables not collected by Seller as of Closing shall not be prorated between Seller and Purchaser at Closing but shall be apportioned on the basis of the period for which the same is payable if, as and when collected, as follows:

           (i)           Tenant Receivables and other income received from the tenants under the Forma Lease and any New Lease (collectively, the “Leases”) after Closing shall be applied in the following order of priority: (a) first, to Tenant Receivables which become due after Closing, which amount shall be retained by Purchaser; (b) second, to payment of the Tenant Receivables for the month in which the Closing occurs, which amount shall be apportioned between Purchaser and Seller as of the Closing Date (with Seller’s portion thereof to be delivered to Seller); (c) third, to delinquent Tenant Receivables which were due and payable as of Closing for any period prior to the month in which the Closing occurred but not collected by Seller as of Closing, which amount shall be delivered to Seller.  Purchaser shall use its commercially reasonable efforts during the six (6) month period immediately following the Closing to collect and promptly remit to Seller rents or other amounts due Seller for the period prior to the Closing; provided, however, Purchaser shall not be obligated to commence any legal proceeding to collect such amounts.  Notwithstanding the foregoing, for a period of one (1) year after Closing, Seller shall have the right to pursue the collection of delinquent Tenant Receivables related to any period prior to Closing without prejudice to Seller’s rights or Purchaser’s obligations hereunder; provided, however, Seller shall have no right to cause any such tenant or licensee to be evicted or to exercise any other “landlord” remedy (as set forth in such tenant’s Lease) against such tenant other than to sue for collection.  Purchaser expressly agrees that if Purchaser receives any amounts after the Closing Date to which Seller is entitled, Purchaser shall remit the same to Seller within ten (10) business days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys’ fees, court costs and disbursements, if any.  Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Purchaser that portion of the monies so received by Seller to which Purchaser is entitled within ten (10) business days after receipt thereof.

6.6.                  In General.  Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in New Haven County, Connecticut.  For purposes of this Section 6, “Seller” shall mean such Seller entity owning the applicable portion of the Property to which the cost or charge appertains.

6.7.                  Purpose and Intent  Except as expressly provided herein, the purpose and intent of the provisions of this Agreement relating to prorations, adjustments and apportionments is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and Purchaser shall bear all such expenses and receive all such income accruing thereafter.  This provision shall survive Closing.

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6.8.                  Closing Adjustment.  Seller and Purchaser shall jointly prepare a Closing adjustment on the basis set out above and shall endeavor to deliver such computation to Escrow Agent at least one (1) business day prior to Closing.

6.9.                  Post-Closing Reconciliation.  If any of the aforesaid prorations cannot be calculated accurately on the Closing Date, then they shall be calculated as soon after the Closing Date as feasible, but in any event no later than ninety days following the Closing Date (or if such ninetieth day is not a business day, on the next business day following said ninetieth day). Notwithstanding any provision contained in this Agreement to the contrary, after the expiration of said period, no further adjustments, credits or prorations shall be made or allocated between the parties under this Agreement for any of the items listed in this Section 6, except for Taxes and any delinquent Tenant Receivables due to Seller.

6.10.                  Other Items.  All cash in any operating, reserve or other property accounts on the Closing Date shall belong to Seller.

6.11.                  Survival.  The provisions of this Section 6 shall survive Closing.

7.      Damage, Destruction or Condemnation

7.1.                  Material Event.  If, prior to Closing, any of the following occurs (each, a “Material Event”) (a) a Material Amount (as defined below) of the net rentable area of the Buildings is damaged, destroyed or subjected to a condemnation action, or (b) the parking spaces on the Property are subjected to a condemnation action to an extent that, after taking into account any replacement parking spaces that may be created on the Property, the Property is not in compliance with applicable laws with respect to the required number of parking space for the Property under its current use, (c) reasonable access to the Property is taken by eminent domain, or (d) solely as a result of any of the foregoing, the tenant under the Forma Lease has a right to terminate the Lease (and such tenant does not waive such right) or Purchaser’s prospective mortgage lender withdraws the Commitment (hereinafter defined), then Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within ten (10) business days after receiving written notice from Seller of such destruction or taking, which notice from Seller shall be given not later than thirty (30) days following the date of such event.  Such notice shall include a description of the destruction or condemnation, together with Seller’s estimate of the cost to repair or restore as reasonably determined by Seller and the amount of the applicable insurance deductible, or the value of the condemnation award payable to Seller as set forth in the demand or pleading of the condemning authority.  If Purchaser does not give such written notice within such ten (10) business day period, this transaction shall be consummated on the later of (i) the Closing Date set forth in Section 2.5, or (ii) fifteen (15) business days after Purchaser receives Seller’s notice of the destruction or condemnation, and at the Purchase Price provided for in Section 2, and Seller shall assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to Seller, plus credit Purchaser the amount of any applicable deductible, or Seller’s portion of any condemnation award, in both cases, up to the amount of the Purchase Price.  As used herein, “Material Amount” means destruction or condemnation in an amount greater than $350,000.00.

7.2.                  Immaterial Event.  If, prior to Closing, any damage, destruction or taking by eminent domain occurs which is not a Material Event, then subject to all the other terms and conditions of this Agreement, Purchaser shall close this transaction on the date and at the

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Purchase Price agreed upon in Section 2, and Seller shall assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, plus credit Purchaser the amount of any applicable deductible, or Seller’s portion of any condemnation award, in both cases, up to the amount of the Purchase Price.

7.3.                  Termination and Return of Deposit.  If Purchaser elects to terminate this Agreement pursuant to this Section 7, Purchaser shall return to Seller all copies of all studies, reports, plans and other materials supplied by Seller, and, if Purchaser is not, on the date of such election, in material default under this Agreement,  the Deposit shall be promptly returned to Purchaser (after deduction for any obligations that have accrued with respect to Purchaser’s Indemnity Obligations).

8.      Notices.

Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered, on the date when delivered by Emery Air Freight, Airborne, Federal Express, UPS overnight, or similar overnight express service (unless such delivery is refused, in which case such notice shall be deemed given on the date delivery thereof is refused), or on the date when delivered by facsimile transmission with written electronic confirmation of receipt (provided that a copy of such notice is also transmitted by nationally recognized overnight courier on such date to the applicable party at its address listed below), in any case addressed to the parties at their respective addresses referenced below:

If to Purchaser:	Investment Capital Partners, Ltd. 1552 Post Road Fairfield, CT 06824
Attention: Stephen P. Lawrence
Phone: (203) 259-5505
Fax: (203) 259-2606
With a copy to:	Berkowitz, Trager & Trager, LLC 8 Wright Street Westport, CT 06880
Attention: Steven M. Siegelaub, Esq.
Phone: (203) 291-8223
Fax: (203) 226-3801
If to Seller:	Neurogen Corporation Neurogen Properties LLC 45 Northeast Industrial Road Branford, CT 06405
Attention: Stephen R. Davis, President and Chief Executive Officer
Phone: (203) 315-3016
Fax: (203) 488-4710
With a copy to:	Day Pitney LLP 242 Trumbull Street Hartford, Connecticut 06103-3499 Attention: Rosemary G. Ayers, Esq. Phone: (860) 275-0185 Fax: (860) 275-0343

or, in each case, to such other address as either party may from time to time designate by giving notice in writing to the other party.  Telephone numbers are for informational purposes only.  Effective notice shall be deemed given only as provided above.  The attorneys for the parties may give notices on behalf of their clients.

9.      Closing.

9.1.                  Closing Instructions.

9.1.1.           The funds required from Purchaser and all acts and documents required of Purchaser in order to effectuate the Closing pursuant hereto shall be deposited with Escrow Agent and be performed no later than 2:00 p.m. eastern time on the Closing Date and shall be available for immediate distribution at Closing.

9.2.                  Seller’s Deliveries.  Seller shall deliver or cause to be delivered, either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

9.2.1.           A Deed with respect to the Neurogen Corp Land and Neurogen Corp Improvements comprising 15 Northeast Industrial Road from Neurogen Corp, a Deed with respect to the Neurogen Corp Land and Neurogen Corp Improvements comprising 35 Northeast Industrial Road from Neurogen Corp. and a Deed with respect to the Neurogen LLC Land and the Neurogen LLC Improvements from Neurogen LLC, all in the form attached hereto as Exhibit 9.2.1, along with the necessary conveyance tax statements.

9.2.2.           (i) Copies (or originals, to the extent in Seller’s possession) of all contracts relating to the Property which Purchaser has elected or is deemed to have elected to assume; and (ii) an assignment of such contracts to Purchaser relating to the Neurogen Corp Land and Neurogen Corp Improvements from Neurogen Corp, and an assignment of such contracts relating to the Neurogen LLC Land and the Neurogen LLC Improvements from Neurogen LLC, both by way of assignment and assumption agreements, in the form attached hereto as Exhibit 9.2.2.

9.2.3.           (i) Copies (or originals, to the extent in Seller’s possession) of all unexpired, transferable warranties and guarantees then in effect, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements being conveyed hereunder, and (ii) an assignment from each of Neurogen Corp and Neurogen LLC with respect to the same as to its respective portion of the Property, in the form attached hereto as Exhibit 9.2.3.

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9.2.4.           All books and records with respect to the Property held by or for the account of Seller at the Property, including without limitation, plans and specifications, as available.

9.2.5.           An affidavit from each of Neurogen Corp and Neurogen LLC pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.2.5.

9.2.6.           A statement of each of Neurogen Corp and Neurogen LLC in the form attached hereto as Exhibit 9.2.6.

9.2.7.           The reaffirmation of Seller’s warranties and representations referred to in Section 5.1.

9.2.8.           The Property Transfer Forms (hereinafter defined), each of which Property Transfer Forms shall be executed by Neurogen Corp (as to 15 and 35 Northeast Industrial Road) and Neurogen LLC (as to 45 Northeast Industrial Road) as transferor and by Neurogen Corp as Certifying Party, as to all such Property Transfer Forms.

9.2.9.           The Leases (an original to the extent in Seller’s possession and if neither an original is in Seller’s possession nor a copy thereof is attached to any estoppel certificate of the tenant thereunder delivered in connection with the Closing, a copy thereof certified as true, correct and complete by Seller)  and an assignment of the Leases by the Seller of that portion of the Property demised thereunder by way of an assignment and assumption agreement in the form attached hereto as Exhibit 9.2.9.

9.2.10.             A resolution and incumbency certificate evidencing the authority of the persons executing documents on behalf of each Seller entity, a certificate of legal existence of each Seller entity issued by the Secretary of State of each entity’s formation and a certificate of qualification for Neurogen Corp to transact business issued by the Secretary of State of the State of Connecticut.

9.2.11.             A notice letter to the tenant(s) under the Leases in a form attached hereto as Exhibit 9.2.11 advising such tenant(s) of the transfer to Purchaser of the portion of the Property in which the tenant’s demised premises are located, executed by the Seller entity holding title thereto.

9.3.                  Purchaser’s Deliveries.  At the closing, Purchaser shall (i) pay Seller the Purchase Price, (ii) execute and deliver to Seller the reaffirmation of warranties and representations referred to in Section 5.2 and the agreements referred to in Section 9.2.2(ii) and Section 9.2.9, (iii) execute and deliver to Seller the Property Transfer Forms (as transferee) and (iv) deliver to Seller a resolution and incumbency certificate evidencing the authority of the persons executing documents on behalf of Purchaser and a certificate of good standing of Purchaser issued by the Secretary of State of the State of its formation and, to the extent required by law or if the Purchaser is otherwise so qualified, a certificate of qualification to transact business issued by the Secretary of State of the State of Connecticut.  In the event that the Purchaser has designated and appointed a Nominee to take title to 45 Northeast Industrial Road pursuant to Section 12.4.6, Purchaser shall deliver to Neurogen LLC at the Closing (and it shall be a condition precedent to Neurogen LLC’s agreement to permit the appointment of such Nominee) the following: (a)  a reaffirmation document in the

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form of Exhibit 9.3 attached hereto executed by such nominee, (b) the agreements and documents referred to in Sections 9.2.2(ii) (if there are any Assumed Contracts relating thereto), 9.2.3, 9.2.9 (if there are any assigned leases relating thereto) and 9.8 as they pertain to such property and the 45 Environmental Indemnification (hereinafter defined), executed by such Nominee, (iii) the Property Transfer Form applicable to such property, executed by such Nominee (as transferee), (iv) a resolution and incumbency certificate evidencing the authority of the persons executing documents on behalf of such Nominee and a certificate of good standing of such Nominee issued by the Secretary of State of the State of its formation and, to the extent required by law or if said Nominee is otherwise so qualified, a certificate of qualification to transact business issued by the Secretary of State of the State of Connecticut.

9.4.                  Possession.  Purchaser (or, if a Nominee has been appointed under Section 12.4.6, such Nominee with respect to 45 Northeast Industrial Road) shall be entitled to exclusive possession of the Property upon conclusion of the Closing, subject only to the Permitted Exceptions.

9.5.                  Insurance.  Seller shall terminate its policies of insurance as of the time of Closing  on the Closing Date and Purchaser shall be responsible for obtaining its own insurance thereafter (or, if a Nominee has been appointed under Section 12.4.6, such Nominee with respect to 45 Northeast Industrial Road).

9.6.                  Utility Service and Deposits.   Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and Purchaser (or, if a Nominee has been appointed under Section 12.4.6, such Nominee with respect to 45 Northeast Industrial Road) shall notify each utility company serving the Property to terminate Seller’s account, effective at noon on the Closing Date, such notice to be in the form of Exhibit 9.6 attached hereto.

9.7.                  Notice Letters.  Subsequent to Closing, Seller shall provide to Purchaser copies of form letters to service, maintenance, supply and other contractors serving the Property under the Assumed Contracts, advising them of the sale of the Property to Purchaser and directing to Purchaser all bills for the services provided to the Property on and after the Closing Date (or, if a Nominee has been appointed under Section 12.4.6, in each case, to such Nominee with respect to 45 Northeast Industrial Road).

9.8.                  Mutual Obligation.  Seller and Purchaser (or, if a Nominee has been appointed under Section 12.4.6, such Nominee with respect to 45 Northeast Industrial Road) shall each deposit such other instruments as are reasonably required by Escrow Agent or otherwise required to close the Escrow and consummate the acquisition of the Property in accordance with the terms hereof (provided that in no event shall any such documents increase the liability of Purchaser (or such Nominee) or Seller).

10.           Default; Failure of Condition.

10.1.                  Purchaser Default.  If Purchaser shall breach or default under this Agreement and the breach or default continues beyond the expiration of the cure period, if any, provided for in Section 12.6 hereof, the Deposit shall be retained by Seller as liquidated damages (as its sole remedy, other than with respect to  Purchaser’s Indemnity Obligations set forth in Section 3.1.3, the Purchaser’s obligations under Section 3.5 and Purchaser’s indemnity obligations under Section 5.3) and both parties shall be relieved of

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and released from any further liability hereunder except for Purchaser’s Indemnity Obligations set forth in Section 3.1.3, the Purchaser’s obligations under Section 3.5 and the parties’ respective indemnity obligations under Section 5.3).  Seller and Purchaser agree that the Deposit is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller’s removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.

10.2.                  Seller Default.  If Seller shall (a) refuse or fail to convey the Property as herein provided for any reason other than (i) a breach or default by Purchaser under this Agreement and the expiration of the cure period, if any, provided under Section 12.6 hereof, (ii) the existence of a Pending Default (as defined in and contemplated by Section 12.6), or (iii) any other provision of this Agreement which permits Seller to terminate this Agreement or otherwise relieves Seller of the obligation to convey the Property, or (b) shall breach or default under any other material obligation under this Agreement for any reason other than one described in the foreclosing clauses (i), (ii) or (iii), and such breach or default continues beyond the expiration of the cure period, if any, provided for in Section 12.6 hereof,  Purchaser shall elect as its sole remedy hereunder either to terminate this Agreement and recover the Deposit or to enforce the Seller’s obligations to convey the Property or perform its material obligations in accordance with this Agreement, provided that no such action in specific performance shall seek to require the Seller to do any of the following: (a) change the condition of the Property (except as set forth in Section 4.2 hereof) or restore the same after any fire or other casualty; (b) subject to Section 10.3 below, expend money or post a bond to remove a title encumbrance or defect or correct any matter shown on a survey of the Property, or (c) secure any permit, approval, or consent with respect to the Property or Seller’s conveyance of the Property.  If Purchaser so terminates this Agreement, Purchaser shall return to Seller all copies of all studies, reports, plans and other materials supplied by Seller, which obligations shall survive such termination.

10.3.                  Failure of Condition.  If prior to Closing Seller discloses to Purchaser or Purchaser discovers that (i) title to the Property is subject to defects, limitations or encumbrances other than Permitted Exceptions, or (ii) any representation or warranty of Seller contained in this Agreement is or, as of the Closing Date, will be untrue, then Purchaser shall promptly give Seller written notice of its objection thereto.  In such event, Seller may elect to postpone the Closing for up to the earlier of (i) one business day prior to the expiration of Purchaser’s commitment for purchase money mortgage financing, or (ii) thirty (30) days, and attempt to cure such objection, provided that Purchaser may not object to the state of title of the Property on the basis of any Permitted Exceptions.  The parties acknowledge and agree that Seller shall have no obligation to cure any objection, provided that notwithstanding the foregoing, Seller shall be obligated to release and discharge, or otherwise satisfy to the reasonable satisfaction of Purchaser and the Title Company, all mechanics’ liens for work performed by or on behalf of Seller, any other voluntary liens against the Property of an ascertainable amount created by, under or through Seller, and all mortgages encumbering the Property (collectively, “Seller’s Liens”), and, to the extent the same does not constitute a Permitted Exception, any easement or encumbrance created by any voluntary act of Seller without Purchaser’s written consent (“Other Voluntary Encumbrances”) with Seller having the right to apply the Purchase Price or a portion thereof for such purpose.  If Purchaser fails to waive the objection within ten (10) days after notice from Seller that Seller will not cure the objection (other than Seller’s Liens and Other Voluntary Encumbrances, which Seller shall be obligated to cure to the extent set forth

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above), this Agreement shall terminate automatically and Seller shall promptly return the Deposit to Purchaser (after deduction for any obligations that have accrued with respect to Purchaser’s Indemnity Obligations), and neither party shall have any liability to the other except for Purchaser’s Indemnity Obligations set forth in Section 3.1.3, the Purchaser’s obligations under Section 3.5 and the parties’ respective indemnity obligations under Section 5.3, except that if any such representation made as of the date of this Agreement was an intentional material misrepresentation,  Seller also shall reimburse Purchaser for all reasonable out-of-pocket expenses of due diligence incurred by Purchaser prior to the date of termination by Purchaser under this Section 10.3.  If this Agreement is terminated pursuant to this Section 10.3, Purchaser shall return to Seller all copies of all studies, reports, plans and other materials supplied by Seller, which obligation shall survive such termination.

11.           Transfer Act.

11.1.                  Property Transfer Forms.   The parties acknowledge that each of 15 Northeast Industrial Road, 35 Northeast Industrial Road and 45 Northeast Industrial Road is an “establishment” under Connecticut General Statutes Section 22a-134 et seq (the “Transfer Act”).  In connection with the foregoing, Seller shall prepare or cause to be prepared at its expense the appropriate Transfer Act filings, together with an Environmental Condition Assessment Form,  (collectively, the “Property Transfer Forms”) as to the Property.  The Seller entity holding title to the portion of the Property covered by a Property Transfer Form shall sign such Property Transfer Form as the transferor, Purchaser shall sign said Property Transfer Form as transferee and Neurogen Corp shall sign such Property Transfer form as Certifying Party.  Said documents shall thereafter be filed by the applicable Certifying Party at its expense in compliance with the Transfer Act.   Seller shall submit a draft copy of the Property Transfer Forms to the Purchaser at least three (3) business days prior to Closing for its review.

11.2.                  Environmental Access Agreement.   Purchaser agrees that any Certifying Party, its successors and assigns shall be entitled to avail itself of the remedial alternatives available to comply with the Remediation Standard Regulations, Regulations of Connecticut State Agencies, Section 22a-133k-1, et seq. (the “RSRs”), excluding the use of environmental land use restrictions or engineered controls.  Notwithstanding the foregoing, Purchaser agrees that any Certifying Party may use an environmental land use restriction that solely limits use of the Property to commercial/industrial use.  The Seller and the Purchaser, for themselves and their respective successors and assigns, agree to reasonably cooperate with each other, to the extent either should require data or information at any time for purposes of compliance with the Transfer Act, including the securing of any necessary permits or approvals from any governmental agency.  The Purchaser, for itself and its successors and assigns agrees that, subsequent to the transfer of the Property to the Purchaser, any entity acquiring a leasehold or other tenancy or occupancy interest or security interest or any other interest in the Property or any part thereof shall acquire such interest subject to the terms of this Section 11.2 and, upon request of the Seller, shall confirm such subordination of its interest to this Section 11.2 by signing any documents reasonably requested by the Seller.  The Deed for each of 15 Northeast Industrial Road and 35 Northeast Industrial Road shall contain the “Reservations and Restrictions” contained in the form of Special Warranty Deed attached hereto as Exhibit 9.2.1.  At the Closing, Neurogen LLC, as grantor, and Neurogen Corp, as grantee, shall enter into an environmental easement agreement in the form attached hereto as  Exhibit 11.2 (the

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“45 Environmental Easement”).  The provisions of this Section 11.2  shall survive Closing and delivery of the Deed.

11.3.                  Future Transfers.   In the event that Seller shall file a Form III or Form IV with respect to 45 Northeast Industrial Road in connection with the Closing and the transfer of such property to Purchaser (but not to Nominee), and, at any time prior to the earlier to occur of April 30, 2010 or the date upon which Seller has obtained a Final Verification (as defined below) with respect to 45 Northeast Industrial Road, Purchaser (but not Nominee) transfers fee title to 45 Northeast Industrial Road to a bona fide third party (the “45 Third Party Purchaser”) and such transfer constitutes a Transfer of Establishment (as defined in the Transfer Act) for which a Form III or Form IV filing is required by the Transfer Act,  then provided that said 45 Northeast Industrial Road has remained unoccupied from the Closing to and including such transfer date (as certified in writing by Purchaser to Seller), Seller shall be the Certifying Party on the Form III or Form IV filing in connection with such transfer; provided, however,  Purchaser (or another party to the transfer other than Seller) shall pay all costs of making any such filing, including without limitation, all filing fees to the State of Connecticut Department of Environmental Protection (“DEP”) and  the costs of preparing any Environmental Condition Assessment Form and other supporting documentation then required by the Transfer Act (which form and other documentation shall be subject to the reasonable approval of Seller).  As used herein, “Final Verification” shall mean (i) a writing signed by the Commissioner of the DEP  that said property has been investigated in accordance with prevailing standards and guidelines and remediated in accordance with the RSRs, or (ii) if the DEP has delegated oversight of the investigation and remediation of a property to a Licensed Environmental Professional, a Verification (as defined in the Transfer Act) prepared by a LEP and submitted to the DEP and for which DEP has issued a statement that it shall not audit the Verification, or for which DEP has completed its audit to DEP’s satisfaction, or for which three years have elapsed since the date of submittal of the Verification to DEP.  Notwithstanding the foregoing, in the event there occurs a discharge, spillage, uncontrolled loss, seepage or filtration (collectively, a “Release”) of Hazardous Waste or Hazardous Substance (as such terms are defined in the Transfer Act, as it may be amended from time to time) following the Closing but prior to the earlier to occur of April 30, 2010 and the above-described transfer to the 45 Third Party Purchaser that is caused by Purchaser or any of its contractors, subcontractors, consultants, agents, employees, representatives or invitees and such Release increases the costs of Seller’s compliance with the Transfer Act with respect to 45 Northeast Industrial Road, then Purchaser shall be responsible for said increase in Seller’s Transfer Act costs.   The provisions of this Section 11.3 shall survive the Closing.

11.4.                  Environmental Escrow Agreement.   At Closing, Seller and Purchaser shall enter into an environmental escrow and indemnification agreement in the form attached hereto as Exhibit 11.4  and made a part hereof (the “Environmental Escrow Agreement”).

12.           Miscellaneous.

12.1.                  Entire Agreement; Merger.  This Agreement, together with the Exhibits attached hereto (including, without limitation, the Environmental Escrow Agreement and, if there is a Nominee, the 45 Environmental Indemnification, to be executed at Closing), all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.  Except as otherwise expressly provided herein,

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all of Seller’s representations and warranties shall merge in the documents and agreements executed at Closing and shall not survive the Closing.

12.2.                  Severability.  If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

12.3.                  Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

12.4.                  Assignability.

12.4.1.              Purchaser shall not assign this Agreement without first obtaining Seller’s written consent.  Any assignment in contravention of this provision shall be void.  Except as set forth in Section 12.4.3 below, no assignment, whether or not permitted, shall release the Purchaser herein named from any obligation or liability under this Agreement.

12.4.2.              If Purchaser requests Seller’s written consent to an assignment of this Agreement, Purchaser shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with the name and address of the proposed assignee; (3) provide Seller with financial information including financial statements of the proposed assignee; and (4) provide Seller with a copy of the proposed assignment.

12.4.3.              Notwithstanding Section 12.4.1, this Agreement may be assigned by Purchaser prior to the Closing without the consent of Seller if (1) such assignment is to an entity owned by Stephen P. Lawrence, Lisa Lawrence and/or Lester Giegerich and/or members of their respective immediate families or trusts for their benefit; (2) Seller is given written notice thereof at least thirty (30) days prior to the Closing Date and is provided with a copy of such assignment and a schedule of all evidence of ownership; and (3) the assignee assumes all of Purchaser’s obligations hereunder, in which event Purchaser herein named shall be released from any obligation or liability under this Agreement.  If this Agreement is assigned to more than one such entity, all such assignees shall jointly and severally assume the obligations of Purchaser under this Agreement; although Seller acknowledges that such assignees may designate as to which of such entities shall take title to the separate properties forming the Property (i.e., 15 Northeast Industrial Road, 35 Northeast Industrial Road, and 45 Northeast Industrial Road) and the entity designated to take title to a particular property shall be the party to the closing documents and Property Transfer Form delivered with respect thereto (or, with respect to 45 Northeast Industrial Road, be entitled to appoint a nominee solely for such purpose as permitted under Section 12.4.6 hereof).  Purchaser shall notify Seller in writing of such designation no later than thirty (30) days prior to the Closing Date.

12.4.4.              Except as set forth in Section 12.4.3 above, Purchaser herein named and any permitted assignee shall be jointly and severally liable for all such obligations and liabilities.  Any permitted assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.

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12.4.5.              Any transfer or assignment of any partnership, membership or other beneficial interest in Purchaser in excess of fifty percent (50%) shall be deemed an assignment within the meaning of this Section 12.4.

12.4.6.             Subject to the conditions set forth in this Agreement, Purchaser shall be entitled to designate and appoint a nominee to take title to 45 Northeast Industrial Road at Closing by delivering written notice thereof to Neurogen LLC at least ten (10) business days prior to the Closing Date, which notice shall identify the name and state of formation of such nominee, its principals and their respective addresses.  Notwithstanding the use of any such nominee, Purchaser shall not be released from any obligation or liability under this Agreement except to the extent any such obligation is assumed by the Nominee pursuant to the closing documents described below.  In no event shall such nominee be deemed to be a beneficiary of the terms of this Agreement, and the sole liability of Neurogen LLC (or Neurogen Corporation as to the 45 Environmental Indemnification (as hereinafter defined))  to such nominee shall be as set forth in the closing documents delivered to such nominee at Closing, which shall include the closing documents described in Sections 9.2.1, 9.2.2, 9.2.3, 9.2.5, 9.2.6, 9.2.8, 9.2.9 and 9.2.11 in so far as they are applicable to 45 Northeast Industrial Road and an environmental indemnification agreement in the form attached hereto and made a  part hereof as Exhibit 12.4.6 (the “45 Environmental Indemnification”).  As used herein, “Nominee” means a nominee that meets the criteria set forth in this Section 12.4.6.

12.5.                  Successors Bound.  This Agreement shall be binding upon and inure to the benefit of Seller and its successors and assigns and be binding upon and inure to the benefit of Purchaser and its successors and permitted assigns.

12.6.                  Breach.  Should either party be in breach of or default under or otherwise fail to comply with any of the terms of this Agreement, except as otherwise provided in this Agreement, the complying party shall have the option to cancel this Agreement upon ten (10) business days written notice to the other party of the alleged breach and failure by such other party to cure such breach within such ten (10) business day period.  The non-defaulting party shall promptly notify the defaulting party in writing of any alleged default upon obtaining knowledge thereof.  The Closing Date shall be extended to the extent necessary to afford the defaulting party the full ten business day period within which to cure such default; provided, however, that if the Closing Date shall have been once extended as a result of default by a party, such party shall be not be entitled to any further notice or cure rights with respect to that or any other default.  For purposes of this Section 12.6, a “Pending Default” shall be a default for which (i) written notice was given by the non-defaulting party, and (ii) the cure period extends beyond the scheduled Closing Date.  The provisions of this Section 12.6 shall not apply to Sections 2.2.1, 2.2.2 and 2.2.3.

12.7.                  No Public Disclosure.  Purchaser and Seller shall make no public disclosure of the terms of this transaction without the prior written consent of the other party, except that Purchaser may discuss the transaction in confidence with proposed joint venturers, investors, lenders, attorneys, brokers, investment advisors and engineering and environmental consultants and as otherwise required by law and Seller may disclose the transaction to its

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attorneys, brokers, investment advisors and engineering and environmental consultants and as otherwise required by law.

12.8.                  Captions.  The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

12.9.                  Attorneys’ Fees.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs actually incurred.

12.10.                  No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

12.11.                  Time of Essence. Subject to the provisions of Section 12.6, time is of the essence for all purposes of this Agreement.

12.12.                  Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

12.13.                  Recordation.  Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

12.14.                  Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution.  Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance.  The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and the Deposit shall have been received by Seller and a counterpart thereof shall have been delivered to Purchaser.

12.15.                  Tax Protest.  If, as a result of any tax protest or otherwise, any refund or reduction of any real property or other tax or assessment relating to the Property during the period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less equitable prorated costs of collection.

12.16.                  Escrow Provisions. Seller and Purchaser do hereby jointly and severally agree that except as set forth below, Escrow Agent shall incur no liability whatsoever in connection with its good faith performance under this Agreement, and except as set forth below, do hereby jointly and severally release and waive any claims they may have against Escrow Agent, which may result from its performance in good faith of its function as Escrow Agent, including but not limited to, a delay in the transfer of funds.  Seller and Purchaser further indemnify and hold Escrow Agent harmless from and against any and all claims and actions arising from this Agreement, or arising from Escrow Agent’s role as escrow agent hereunder, provided that Escrow Agent shall be liable for the loss or damage caused directly by its acts

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of gross negligence or willful misconduct while performing as Escrow Agent under this Agreement.

The Escrow Agent shall be entitled to rely upon the authenticity of any signature and upon the genuineness and validity of any writing (including writings received by facsimile or electronic mail) received by Escrow Agent relating to this Agreement.  THE DEPOSIT SHALL NOT EARN INTEREST UNLESS AND UNTIL A SIGNED IRS FORM W-9 IS RECEIVED BY ESCROW AGENT.

In the event of any disagreement between the parties hereto resulting in conflicting instructions to, or adverse claims or demands upon the Escrow Agent with respect to the release of the Deposit, the Escrow Agent may refuse to comply with any such instruction, claim or demand so long as such disagreement shall continue, and in so refusing the Escrow Agent shall not further release the Deposit.  The Escrow Agent shall not be, or become liable in any way for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands, and it shall be entitled to continue to refrain from acting until such conflicting instructions or adverse claims or demands (a) shall have been reconciled by agreement and Escrow Agent shall have been notified in writing thereof by the Seller and Purchaser; or (b) shall have finally been determined in a court of competent jurisdiction.

The Escrow Agent may, at its sole discretion, resign by giving (30) days written notice hereof to Seller and Purchaser.  Seller and Purchaser shall furnish to the Escrow Agent written instructions for the release of the Deposit.  If the Escrow Agent shall not have received such written instructions within such 30 day period, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent and upon such appointment deliver the Deposit to such successor.  Reasonable costs and fees incurred by the Escrow Agent with respect to conflicting claims or adverse claims or demands may, at the option of the Escrow Agent, be deducted from any funds held pursuant hereto.

None of the provisions of this agreement shall prohibit Escrow Agent from bringing an interpleader action or from exercising any rights that might be afforded by statutory or common law to resolve any disagreements, uncertainties, conflicts or disputes as to the administration by Escrow Agent of its duties and obligations hereunder.

The parties hereto do hereby agree that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a maximum amount of $250,000 for each individual depositor and that Escrow Agent assumes no responsibility for, nor will they hold Escrow Agent liable for any loss which arises from the fact that the amount held by the Escrow Agent in any account may cause the aggregate amount of any individual depositor’s accounts to exceed $250,000 and that the excess amount is not insured by the FDIC.

12.17.                  Estoppel Certificate.  On or before the Closing, Seller shall deliver to Purchaser a tenant estoppel certificate, substantially in the form attached hereto as Exhibit 12.17 with no adverse claims by the tenant under the Forma Lease and dated not more than thirty (30) days prior to the Closing Date, and, if requested by Purchaser’s lender, a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto as Exhibit 12.17(A), duly executed by the tenant under the Forma Lease.  The failure of Seller to deliver an estoppel certificate or subordination, non-disturbance and attornment agreement to Purchaser shall not constitute a Seller default so long as Seller submits to such tenant a request for such documents and makes reasonably diligent efforts to obtain them (which shall

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not require the payment of any sum of money not required under the Forma Lease), but the delivery of such tenant estoppel certificate as provided in this Section 12.17 (and the delivery of such subordination, non-disturbance and attornment agreement, provided that same is requested by Purchaser’s lender financing the purchase of the Property, if any,  and is a condition of the financing closing under any written commitment issued with respect thereto) shall constitute conditions precedent to Purchaser’s obligations to close.  No later than 30 days prior to the Closing Date, Purchaser shall notify Seller in writing (which notification may be by e-mail to Seller’s attorney) of  the name of Purchaser’s lender, if any, for insertion in the form estoppel certificate and subordination, non-disturbance and attornment agreement; time is of the essence with respect to such notification and the failure to so notify Seller no later than 30 days prior to the Closing Date shall constitute a waiver of such closing conditions precedent to Purchaser’s obligation to close with respect to delivery of such subordination, non-disturbance and attornment agreement and delivery of any tenant estoppel other than an estoppel addressed to Purchaser, its successors and assigns and Purchaser’s (unnamed) mortgage lender; provided, however, that Seller agrees to use reasonably diligent efforts to obtain such subordination, non-disturbance and attornment agreement (which shall not require the payment of any sum of money not required under the Forma Lease) following Seller’s receipt of written notice of any such lender’s name prior to the Closing.   Seller shall have no obligation to deliver any tenant estoppel certificate or subordination, non-disturbance and attornment agreement with respect to any New Lease; provided, however, at Purchaser’s request delivered to Seller with its approval of any New Lease, Seller shall request such documents from the tenant thereunder.  Purchaser acknowledges and agrees that Seller may waive in writing any default by the tenant under Section 42a(ii) of the Forma Lease up to the date of the estoppel certificate delivered by such tenant hereunder pursuant to a waiver letter in the form attached hereto and made a part hereof as Exhibit 12.17(B), and such waiver, if granted, shall be deemed included in the Forma Lease (but need not be referenced in the tenant’s estoppel certificate).   It shall be a condition to Purchaser’s obligation to purchase the Property that Neurogen Corp has not received, on or before the Closing Date, any written or oral notice from the tenant under the Forma Lease of such tenant’s intention to vacate the space demised thereunder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date set forth above.

SELLER:

NEUROGEN CORPORATION

By:
Name:
Title:

NEUROGEN PROPERTIES LLC

By:  Neurogen Corporation
  Its Sole Member

  By:                      __________________
        Name: ____________________
        Title: _____________________

PURCHASER:

INVESTMENT CAPITAL PARTNERS, LTD.

By:
Name: Stephen P. Lawrence
Title:   President

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An original, fully executed copy of this Agreement, together with the Deposit, has been received by the Escrow Agent this ___ day of November, 2009, and by execution hereof the Escrow Agent hereby covenants and agrees to be bound by the terms of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:_________________________________
Printed name:_________________________
Its:__________________________________

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EXHIBIT 1.1.1
LEGAL DESCRIPTION OF NEUROGEN CORP LAND

15 Northeast Industrial Road, Branford, CT

All that certain piece or parcel of land with the buildings and other improvements thereon, situated in the Town of Branford, County of New Haven and State of Connecticut, shown as Lot 6B on a map entitled “Resubdivision Lot 6 Cosgrove Industrial Park Sec. 1 Northeast Industrial Road Branford, Conn., Scale 1”=50’ May 19, 1997 Donald L. Disbrow Civil Engineer & Surveyor” on file in the Branford Town Clerk’s Office as Map 1348, being more particularly bounded and described as follows:

WESTERLY:                                           by Northeast Industrial Road, as shown on said map, 240 feet;

NORTHERLY:                                           in part by Lot 7, as shown on said map, and in part by Lot 8, as shownon said map, in all, 480.00 feet;

EASTERLY:                                by Lot 10, as shown on said map, 240.00 feet; and

SOUTHERLY:                                           by Lot 6A, as shown on said map, 460.00 feet.

35 Northeast Industrial Road, Branford, Connecticut

All that certain parcel of land together with the buildings and improvements thereon situated in the Town of Branford, County of New Haven, State of Connecticut, consisting of Lot 8 and the easterly 100.75 feet of Lot 7 as shown on a map entitled “Record Subdivision Plan ‘Cosgrove Industrial Park’, Section 1, Owned and Developed by Cosgrove Development Co., Inc., Boston Post Road and School Grounds Road, Branford, Connecticut, Scale 1”=100’ ”, dated January 30, 1969, revised October 27, 1970, revised May 2, 1972, prepared by Donald L. Disbrow, Civil Engineer and Surveyor.  Said parcel is also shown as Lot 8 combined with Parcel A as shown on a map entitled “Division of Property Orion Machinery & Engineering Corp. Northeast Industrial Road, Branford, Connecticut Scale 1”=40’ July 8, 1988” prepared by Donald L. Disbrow, and is bounded and described as follows:

NORTHERLY:                                           by Northeast Industrial Road, 380.75 feet;

EASTERLY:                                by Lot 9, as shown on said maps, 390 feet;

SOUTHERLY:                                           by a bent line by Lot 10, 171.85 feet and by Lot 6, 214.27 feet, 386.12feet in all;

WESTERLY:                                           by Lot 7, as shown on said map, 342.35 feet.

TOGETHER WITH the right, privilege and authority to perpetually maintain a water drainage line, including the right to maintain, operate, construct, alter, repair, and replace the same, in or through a strip of land 10 feet in width on Lot 7 as shown on said map dated July 8, 1988.  Also the right to enter on the land within said easement at any time for the purpose of constructing, servicing, repairing or replacing said drainage line.

EXHIBIT 1.1.2
LEGAL DESCRIPTION OF NEUROGEN LLC LAND

All that certain piece or parcel of land, with the buildings and improvements now or hereafter placed thereon, situated in the Town of Branford, County of New Haven and State of Connecticut, located on the westerly side of School Ground Road, and shown on a map entitled “Property of Automatic Fastener Corp. Branford, Conn. Bernard E. Godfrey Registered Professional Land Surveyor 265 Church Street, New Haven, Conn. 06510 Scale 1” = 20” – Aug. 21, 1979”, revised December 21, 1983.  Said parcel is bounded and described as follows:

NORTHERLY	by Northeast Industrial Road along a curved line, three hundred six and 75/100 (306.75) feet, more or less;

EASTERLY	by School Ground Road by a bent line, three hundred seventy-two and 51/100 (372.51) feet, more or less;

SOUTHERLY	by Lot 10 as shown on said map, two hundred ninety-three and 36/100 (293.36) feet, more or less;

     WESTERLY                                 by Lot 8 as shown on said map, three hundred ninety (390) feet, more      or less.

EXHIBIT 1.1.7

RENT ROLL

Lease dated February 20, 2009 between Neurogen Corporation, as landlord, and Forma Therapeutics, Inc., as tenant.

EXHIBIT 3.3.1
OTHER PERMITTED EXCEPTIONS

As to 15 Northeast Industrial Road, Branford, CT:

1.	Real estate taxes to the Town of Branford on the List of October 1, 2008, and for all subsequent years.

2.	Special Exception by Planning and Zoning Commission Town of Branford in favor of World Gym East dated July 28, 1993 and recorded July 26, 1993 in Volume 553 at Page 319 of the Branford Land Records.

3.
High Pressure Agreement by and between Commercial Building Associates, the South Central Connecticut Regional Water Authority and Branford Savings Bank dated September 24, 1996 and recorded October 16, 1996 in Volume 615 at Page 564 of the Branford Land Records.

4.
Variance granted by the Zoning Board of Appeals of Town of Branford to Commercial Building Associates dated March 13, 1996 and recorded January 8, 1997 in Volume 620 at Page 153 of the Branford Land Records.

5.
Electric Distribution Easement in favor of The Connecticut Light and Power Company dated May 21, 1997 and recorded July 9, 1997 in Volume 629 at Page 766 of the Branford Land Records, partially assigned by Partial Assignment of Easement Rights from The Connecticut Light and Power Company to The Southern New England Telephone Company dated December 22, 1998 and recorded December 9, 1999 in Volume 690 at Page 532 of the Branford Land Records.

6.	Variance in favor of Neurogen Corporation dated March 20, 2001 and recorded March 26, 2001 in Volume 719 at Page 959 of the Branford Land Records.

7.	Notice of Decision dated April 9, 1996 and recorded March 26, 2001 in Volume 719 at Page 960 of the Branford Land Records.

8.	Variance in favor of Neurogen Corporation dated March 19, 2001 and recorded March 26, 2001 in Volume 719 at Page 961 of the Branford Land Records.

As to 35 Northeast Industrial Road, Branford, CT:

9.	Real estate taxes to the Town of Branford on the List of October 1, 2008, and for all subsequent years.

10.
Terms, conditions and obligations as set forth in a deed from Orion Machinery & Engineering Corp. to Neurogen Corporation dated and recorded March 16, 1999 in Volume 467 at Page 463 of the Branford Land Records.

11.
Agreement by and between Neurogen Corporation and the Town of Branford Sewer Authority dated January 16, 1990 and recorded January 18, 1990 in Volume 481 at Page 785 of the Branford Land Records and sewer assessments relating thereto.

12.	Special Exception in favor of Neurogen Corporation dated October 24, 1995 and recorded January 8, 1997 in Volume 620, Page 156 of the Branford Land Records.

13.	Variance in favor of Neurogen Corporation dated November 13, 1996 and recorded November 19, 1996 in Volume 617 at Page 463 of the Branford Land Records.

14.	Special Exception in favor of Neurogen Corporation dated November 15, 1996 and recorded January 8, 1997 in Volume 620 at Page 152 of the Branford Land Records.

15.	Variance in favor of Neurogen Corporation dated March 13, 1996 and recorded January 8, 1997 in Volume 620 at Page 154 of the Branford Land Records.

16.	Special Exception in favor of Neurogen Corporation dated December 12, 1996 and recorded January 8, 1997 in Volume 620 at Page 155 of the Branford Land Records.

17.
High Pressure Agreement by and between Neurogen Corporation and South Central Connecticut Regional Water Authority dated March 6, 1997 and recorded March 31, 1997 in Volume 623 at Page 515 of the Branford Land Records.

18.	Variance in favor of Neurogen Corporation recorded June 26, 1997 in Volume 628 at Page 687 of the Branford Land Records.

19.	Variance in favor of Neurogen Corporation dated December 19, 2000 and recorded January 2, 2001 in Volume 714 at Page 270 of the Branford Land Records.

20.	Corrected Notice of Decision dated January 17, 2001 and recorded January 26, 2001 in Volume 715 at Page 688 of the Branford Land Records.

21.	Variance in favor of Neurogen Corporation dated March 20, 2001 and recorded March 26, 2001 in Volume 719 at Page 958 of the Branford Land Records.

22.
Lease by and between Neurogen Corporation, as landlord, and Forma Therapeutics, Inc., as tenant, dated February 20, 2009, a Notice of which is recorded in Volume 1029 at Page 556 of the Branford Land Records.

As to BOTH 15 and 35 Northeast Industrial Road, Branford, CT:

23.	Sewer use charges due to the Town of Branford.

24.
All matters shown on surveys entitled: “PROPERTY SURVEY ALTA/ACSM LAND TITLE SURVEY OF 35 NORTHEAST INDUSTRIAL ROAD BRANFORD, CONNECTICUT” and “PROPERTY SURVEY ALTA/ACSM LAND TITLE SURVEY OF 15 NORTHEAST INDUSTRIAL ROAD BRANFORD, CONNECTICUT”, Scale: 1”=20’ Date: November 2000 Revised through Revision No. 3 Date 12-10-01” prepared by URS Corporation 500 Enterprise Drive, Suite 3B Rocky Hill, Connecticut  06067-4002.

25.	Consent Order by the State of Connecticut v. Neurogen Corporation recorded October 1, 2007 and recorded in Volume 995 at Page 1068 of the Branford Land Records, as affected by

--

Certificate of Compliance recorded November 20, 2007 in Volume 999 at Page 595 of the Branford Land Records.

26.	Notice of Decision by Planning and Zoning Commission dated April 16, 2001 and recorded April 25, 2001 in Volume 722 at Page 1028 of the Branford Land Records.

27.	Reciprocal Easement Agreement by and between Neurogen Corporation and Neurogen Properties LLC dated April 15, 2002 and recorded May 13, 2002 in Volume 765 at Page 708 of the Branford Land Records.

As to 45 Northeast Industrial Road, Branford, CT

28.	Real estate taxes to the Town of Branford on the List of October 1, 2008, and for all subsequent years.

29.	Sewer use charges due to the Town of Branford.

30.
All matters shown on survey entitled: “PROPERTY & TOPOGRAPHIC SURVEY 45 NORTHEAST INDUSTRIAL ROAD, BRANFORD, CONNECTICUT”, dated August 1999 and prepared by URS Greiner Woodward-Clyde, Inc. A.E.S., Surveyor.

31.
Notice of Variance by the Zoning Board of Appeals of the Town of Branford dated September 4, 1985 and recorded in the Branford Land Records in Volume 382, Page 517 and Variance granted by the Zoning Board of Appeals of the Town of Branford dated August 14, 1985 and recorded in the Branford Land Records in Volume 382, Page 518.

32.	Variance granted by the Zoning Board of Appeals of the Town of Branford dated July 15, 1992 and recorded in the Branford Land Records in Volume 532, Page 651.

33.
Special Exception granted by the Planning and Zoning Commission of the Town of Branford dated July 26, 1999 and recorded in the Branford Land Records on October 22, 1999 in Volume 687 at Page 109 of the Branford Land Records.

34.	Reciprocal Easement Agreement by and between Neurogen Corporation and Neurogen Properties LLC dated April 15, 2002 and recorded May 13, 2002 in Volume 765 at Page 708 of the Branford Land Records.

35.	Variance granted by the Zoning Board of Appeals of the Town of Branford dated December 19, 2000 and recorded in Volume 714 at Page 269 of the Branford Land Records.

36.	Corrected Notice of Decision dated January 17, 2001 and recorded January 26, 2001 in Volume 715 at Page 688 of the Branford Land Records.

37.	The 45 Easement Agreement.

--

As to 15, 35 and 45 Northeast Industrial Road, Branford, CT

38.
Agreement by and between Cosgrove Development Company, Inc. and Sewer Authority of the Town of Branford dated September 16, 1970 and recorded in the Branford Land Records in Volume 231, Page 236.  Reference is made to a letter from the Sewer Authority of the Town of Branford to Union Oil Company of California dated November 26, 1971 and recoded in said Land Records in Volume 242, page 433.

--

EXHIBIT 3.4
LIST OF SERVICE CONTRACTS

1.  Examination and Lubrication Agreement dated April 27, 2001 between Neurogen Corporation and Hontz Elevator Company, and amended by letter dated December 5, 2007 from Schindler Elevator Corporation (successor to Hontz Elevator Company) to Neurogen Corporation.

EXHIBIT 9.2.1
SPECIAL WARRANTY DEED

NEUROGEN [CORPORATION, a Delaware corporation] [ PROPERTIES LLC, a Connecticut limited liability company],  having an office at 45 Northeast Industrial Road, Branford, Connecticut 06495 (the “Grantor”), for the consideration of TEN AND 00/100 DOLLARS ($10.00) received to its full satisfaction from ______________________, a _____________ having an office at c/o ___________________________ (the “Grantee”), does hereby give, grant, bargain, sell and convey unto the Grantee, its successors and assigns forever, those certain pieces or parcels of land situated in the Town of Branford, County of New Haven and State of Connecticut and more particularly described in Schedule A attached hereto and made a part hereof, together with any and all buildings and other improvements now situated thereon (the “Property”).

Said premises are conveyed subject to the matters described in said Schedule A attached hereto.

TO HAVE AND TO HOLD the premises hereby conveyed, with the appurtenances thereof, to the Grantee and unto the Grantee’s successors and assigns forever, to its and their own proper use and behoof;

AND FURTHERMORE, the Grantor will warrant and forever defend the premises hereby conveyed to the Grantee, its successors and assigns against the claims of all persons owning, holding, or claiming by, through or under the Grantor, but not otherwise.

IN WITNESS WHEREOF, the Grantor has executed this deed as of this ___ day of _______, 2009.

Witnessed by:                                                                      GRANTOR:

NEUROGEN                                      [CORPORATION][PROPERTIES LLC]

By:
Name:
Title:

STATE OF CONNECTICUT)
:           ss:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me this _____ day of ________, 2009, by _____________________, __________________________ of Neurogen [Corporation, a Delaware corporation, on behalf of said corporation] [Properties LLC, a Connecticut limited liability company, on behalf of said limited liability company].
______________________________

Commissioner of Superior Court

Notary Public

My Commission Expires:

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SCHEDULE A

[APPLICABLE LEGAL DESCRIPTION FROM EXHIBIT 1.1.1 OR 1.1.2 OF AGREEMENT]

RESERVATIONS AND RESTRICTIONS

The Property is conveyed subject to the reservations and restrictive covenants set forth in this Section  (collectively, the “Reservations and Restrictions”) which reservations and restrictive covenants are hereby reserved by Grantor for itself and its successors and assigns and which are for the benefit of, and enforceable, by the Grantor, its successors and assigns.

RESERVING UNTO THE GRANTOR, ITS SUCCESSORS AND ASSIGNS (each a “Benefited Party” and collectively, the “Benefited Parties”), an easement (the “Environmental Work Easement”) in, over, through and across the land and improvements herein conveyed (collectively, the “Property”) for access to, egress from, and access under, above, and through the Property, by Grantor, its successors and assigns, agents, employees, contractors, representatives and invitees (collectively, the “Grantor Parties”), for the purposes of conducting investigation, remediation and monitoring required under the Transfer Act (C.G.S. § 22a-134 et seq.) (collectively, the “Environmental Work”) pursuant to the Grantor’s obligations under the terms of any Transfer Act filing now or hereafter made with respect to the Property or any portion thereof in which Neurogen Corporation, its corporate successors or assigns, is a certifying party (as defined in the Transfer Act).  Such Environmental Work Easement with respect to any such Transfer Act filing shall terminate upon the  following (the “Termination Date”): (1) the date of receipt of written approval from the State of Connecticut Department of Environmental Protection (“DEP”) of the Environmental Work or, (2) if DEP has delegated oversight of the Environmental Work to a Licensed Environmental Professional, the earlier to occur of the following (i) three years after the submittal of the Verification (as defined in and pursuant to § 22a-134 of the Transfer Act) relating thereto;  (ii) in the event that the DEP performs an audit of the Verification, after submittal of additional information or completion of any work to the satisfaction of the Department of Environment Protection as part of an audit pursuant to C.G.S. § 22a-134a, or (iii) the date of receipt of a no audit letter from DEP.

Upon reasonable prior written notice, Grantor Parties shall have access to the Property as reasonably necessary for the performance of the Environmental Work.  Grantor Parties shall also have access to the Property to the extent necessary to allow Grantor, its successors and assigns to pursue or defend any actions by or claims against third parties relating to the conditions on, at, emanating from or having emanated from the Property and/or actions to complete the Environmental Work.  In no event shall the Grantor Parties unreasonably interfere with the use and enjoyment of the Property by Grantee and its successors and assigns and any tenant or other permitted occupant of the Property, and Grantor Parties shall implement all measures reasonably necessary to minimize such interference.

In performing the Environmental Work, Grantor shall have the right, in Grantor’s sole judgment, to avail itself of the remedial alternatives available to comply with the Remediation Standard Regulations, Regulations of Connecticut State Agencies, Section 22a-133k-1, et seq. (the “RSRs”), excluding the use of environmental land use restrictions (“ELURs”) or engineered controls.  Notwithstanding the foregoing, Grantor may use an environmental land use restriction that solely limits the use of the Property to industrial/ commercial use.

Grantee, its heirs, administrators, executors, successors and assigns, shall reasonably cooperate with Grantor:  (i) in Grantor’s performance of the Environmental Work and compliance with the Transfer Act, including the sharing of any environmental data and information or the execution by Grantee, its successors or assigns as Property owner, of any documentation required for compliance with the Transfer Act or any permit application related thereto, except that Grantor shall be responsible for signing any waste manifests or other shipping papers as the generator for any and all waste materials generated as part of its Environmental Work or its compliance with the Transfer Act and Grantor shall be responsible for the payment of any fees or other costs payable to any governmental entities related to any permit applications arising out of the Environmental Work; and (ii) in that Grantee, its successors or assigns  shall, to the extent of Grantee’s knowledge, promptly inform Grantor of any and all releases of any chemical, irritant, hazardous or toxic substance, petroleum substance or waste that occur on, at or from the Property.  If deemed necessary or appropriate by any Benefited Party in order to accomplish Final Verification (as hereinafter defined), the Grantee, its successors and assigns shall grant to the DEP an ELUR prepared by the Benefited Parties that solely limits the use of the Property to industrial/ commercial use and shall use reasonable efforts to obtain subordinations and/or releases to the grant of such ELUR of those having an interest in the Property as DEP may require; provided, however, that Grantor shall not be relieved of its obligations to complete the Environmental Work and comply with the Transfer Act if, after reasonable efforts, Grantee, its successors and assigns are unable to obtain such subordinations and/or releases.    As used herein, “Final Verification” shall mean (i) a writing signed by the Commissioner of DEP that the Property has been investigated in accordance with prevailing standards and guidelines and remediated in accordance with the RSRs, or, (ii) if DEP has delegated oversight of the Environmental Work to a Licensed Environmental Professional, a Verification (as defined in the Transfer Act) prepared and submitted to the DEP by an LEP for which DEP has issued a statement that it shall not audit the Verification, or for which DEP has completed its audit to DEP’s satisfaction or for which three years have elapsed since the date of submittal of the Verification to DEP.

The Benefited Parties shall keep Grantee, its successors and assigns reasonably informed of the Benefited Parties’ progress with the Environmental Work and compliance with the Transfer Act and, at no cost to Grantee, its successors and assigns, provide to Grantee, its successors and assigns copies of all reports, documents, test results and correspondence prepared by or on behalf of the Benefited Parties and submitted to DEP concerning the Environmental Work and compliance with the Transfer Act, and all reports, documents and correspondence received from DEP concerning the same.  Grantee, its successors and assigns shall refrain from communicating with any federal, state or local governmental bodies, instrumentalities or agencies, including all political subdivisions of the State of Connecticut  having jurisdiction over environmental matters and/or the Transfer Act program (each, a “Governmental Authority”) regarding or concerning, or that may affect, any activities being performed by or on behalf of the Grantor Parties hereunder and relating to the Property.  Notwithstanding the foregoing, Grantee, its successors and assigns shall not be precluded from contacting any Governmental Authority to obtain the status of any such activities being performed by or on behalf of the Grantor Parties hereunder and relating to the Property, or responding to any inquiries from any Governmental Authority regarding the activities being performed by or on behalf of the Grantor Parties hereunder and relating to the Property.  All correspondence, discussions and negotiations with, and submissions to, any Governmental Authority concerning, or that may affect, the Grantor Parties’ activities shall be controlled by and coordinated with the Benefited Parties.  The Benefited Parties shall provide Grantee, its successors and assigns with reasonable prior notice of any substantive meetings or conference calls with any Governmental Authority concerning the Grantor Parties’ activities and Grantee, its successors and assigns and any representatives of said parties shall have the right to be present during such meetings or conference calls.  Notwithstanding the foregoing, nothing in these reservations and restrictions shall preclude the then owner of the Property from making any filing or other communication necessary to satisfy a legal obligation.

Prior to any entry onto the Property, Grantor shall:

--

(a)           Carry or cause to be carried and maintained and kept in effect, without expense to Grantee, at all times that any entry is made by any Grantor Party upon the Property, commercial general liability insurance with minimum limits per occurrence of not less than One Million Dollars ($1,000,000) and Two Million Dollars ($2,000,000) in the aggregate, naming Grantee, its successors and assigns as additional insureds.   Each policy shall be issued by a recognized, responsible insurance company licensed to do business in the State of Connecticut. Grantor shall provide Grantee with written certificates of insurance evidencing such policy(ies).

(b)           Furnish and cause its consultant’s, contractors and subcontractors entering the Property to furnish to Grantee and cause to maintained and kept in effect, without expense to Grantee, at all times that any entry is made upon the Property, adequate workers’ compensation insurance in statutory limits to cover their respective employees.

Grantor shall promptly repair any physical damage done to the Property by any Grantor Parties in the exercise of Grantor’s rights hereunder. Grantor agrees to indemnify and save harmless Grantee, its successors and assigns from and against all claims of whatever nature arising from any injury or damage to any person or property or any other loss, cost, liability, claim or expense (including, but not limited to, reasonable attorneys’ and consultants’ fees and costs) resulting from the exercise by any Grantor Party of the easement rights set forth herein, excluding  any consequential, exemplary, or punitive damages.

In any action related to these Reservations and Restrictions, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees.

If any court of competent jurisdiction determines that any provision of these Reservations and Restrictions is invalid or unenforceable, such provision shall be deemed to have been modified automatically  to conform to the requirements for validity and enforceability as determined by such court.  In the event that the provision is invalidated is of such nature that it cannot be so modified, the provision shall be deemed deleted from this instrument as though it had never been included herein.  In either case, the invalidity of such provision shall not affect the validity of any other provisions hereof, and all such other provisions shall continue unimpaired and in full force and effect.

These Reservations and Restrictions may be amended only with the consent of the Grantor or its corporate successors and assigns having at the relevant time the benefits of the rights herein granted and the consent of the then owner of the Property.

Except as otherwise required or allowed herein, any required notice from one party to another under these Reservations and Restrictions shall be sufficient if such notice is in writing and shall be deemed to have been duly given or sent (i) when received, if dispatched by postage prepaid registered or certified mail (return receipt requested), (ii) when received, if delivered in hand, or (iii) on the following business day, if dispatched by a reputable overnight courier which requires a signature of the receiving party, in each case to the party intended at its address as follows:

If to any of the Benefited Parties, including Grantor:

--

______________________________
______________________________
______________________________

If to Grantee,

_____________________________
_____________________________
_____________________________

Any of the parties may change the address to which notices may be sent by written notice to the other party sent in the manner set forth above.  Grantor, its successors and assigns shall have no obligation to provide any notice or documentation to Grantee, its successors or assigns if any notice address has changed and Grantor has not been given notice of a change of address in the manner provided herein for the giving of notices.

It is the intention of the Grantor and Grantee that these Reservations and Restrictions constitute a real servitude and shall touch and concern the Property, run with the land and with the title to the Property, and shall apply to and be binding upon and inure to the benefit of the Grantor, the other Benefited Parties, the Grantee and any and all parties hereafter having any right, title or interest in the Property or any part thereof.  These Reservations and Restrictions shall continue to and including the Termination Date, unless otherwise modified in writing by the Grantor or its corporate successors and assigns having at the relevant time the benefits of the rights herein granted and the consent of the then owner of the Property.

Any person or entity who acquires any right, title or interest in all or any part of the Property shall be conclusively deemed to have consented and agreed to the provisions of these Reservations and Restrictions, whether or not any reference to these Reservations and Restrictions or its provisions is contained in the deed or other conveyance instruments by which such person or entity acquires an interest in the Property.

In the event that an ELUR regarding the Property is recorded, the parties agree that such ELUR shall not diminish any right or obligation described herein of Grantor, any other Benefited Party, Grantee or their respective heirs, executors, administrators, successors or assigns.

In the event that Grantor, Grantee or any of their respective heirs, executors, administrators, successors or assigns shall fail to comply with the requirements of the Reservations and Restrictions granted hereby, such persons who so fail to comply shall be liable to the other parties (including, without limitation, the Benefited Parties) for any and all costs associated with the enforcement of any provision or obligation created herein.

Said premises are subject to:  [INSERT APPLICABLE PERMITTED EXCEPTIONS FROM EXHIBIT 3.3.1 OF AGREEMENT]

1.

2.

3.

--

EXHIBIT 9.2.2
ASSIGNMENT AND ASSUMPTION OF CONTRACTS

           In consideration of One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NEUROGEN [CORPORATION, a Delaware corporation] [PROPERTIES LLC, a Connecticut limited liability company],  (the “Assignor”), hereby assigns to and delegates ______________________________, a ____________ (the “Assignee”), and Assignee hereby assumes and accepts the assignment and delegation of all of Assignor’s right, title and interest in and to the contracts described on Exhibit A attached hereto relating to certain real property located at 15 and 35 Northeast Industrial Road, Branford, CT.

Assignee hereby agrees to hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or after the date hereof and arising out of the Assignee’s obligations under the contracts described in Exhibit A.

Assignor hereby agrees to hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or before the date hereof and arising out of the Assignor’s obligations under the contracts described in Exhibit A.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement effective as of this ____ day of ____________, 2009.

ASSIGNOR:

NEUROGEN [CORPORATION] [PROPERTIES LLC]

By:
      Name:
Title:

ASSIGNEE:

By:
      Name:
Title:

--

EXHIBIT 9.2.3
ASSIGNMENT OF WARRANTIES AND GUARANTEES

           THIS AGREEMENT is made as of the __ day of __________, 2009, between NEUROGEN [CORPORATION, a Delaware corporation] [PROPERTIES LLC, a Connecticut limited liability company] (the “Assignor”), and ____________________________, a _____________________ (the “Assignee”).

R E C I T A L S :

Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”).

In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Assignor hereby assigns, transfers and sets over unto Assignee and Assignee hereby accepts from Assignor all of Assignor’s right, title and interest in and to all unexpired, transferable warranties and guarantees, if any, with respect to the improvements located on the Property or any repairs or renovations to such improvements.

IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed as of the date above written.

ASSIGNOR:

NEUROGEN [CORPORATION] [PROPERTIES LLC]

By:
      Name:
Title:

ASSIGNEE:
______________________________

By:
      Name:
Title:

EXHIBIT 9.2.5
AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT
AND REAL PROPERTY TAX ACT

The undersigned hereby declares that the name, address and United States taxpayer identification number of the owner of the real property described in Exhibit A attached hereto and incorporated herein by reference is as follows:

Name and Address	I.D. Number
NEUROGEN [CORPORATION][PROPERTIES LLC] 45 Northeast Industrial Road Branford, CT 06405	_______________

There is no other person or entity who has an ownership interest in the property.  The owner is a Delaware corporation, and, as such, is not a foreign citizen or entity.

The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.

Under the penalties of perjury, the undersigned declares that he/she has examined this Affidavit and to the best of his/her knowledge and belief, it is true, correct and complete.

DATE:  ____________ ___, 2009

NEUROGEN [CORPORATION] [PROPERTIES LLC]

By:
      Name:
Title:

EXHIBIT 9.2.6
STATEMENT OF SELLER

SELLER’S NAME:                                NEUROGEN [CORPORATION][PROPERTIES LLC]
ADDRESS:                                [15 and 35] [45] Northeast Industrial Road
Branford, CT 06405

PURCHASER’S NAME:                                           ____________________________

To:           _________________________ (“Title Company”)

Re:           15 & 35 Northeast Industrial Road, Branford, Connecticut, as more particularlydescribed on Exhibit A attached hereto (the “Property”)

THE UNDERSIGNED HEREBY STATES THAT:

1.
A.  No repairs or alterations have been made by or on behalf of Neurogen [Corporation, a Delaware corporation][Properties LLC, a Connecticut limited liability company] (“Seller”) on said Property during the 90 days preceding the date hereof, which have not been paid for, except as follows:

B.  If none, check here ( )

[If any repairs or alterations are identified above, Seller shall cooperate with the Escrow Agent to provide evidence of payment or waivers of lien acceptable to the Escrow Agent in order to issue on the Closing Date without increase in premium to Purchaser an owner’s and loan title insurance policies for Purchaser without exception for mechanics’ liens.]

2.	No proceedings in bankruptcy or receivership have been instituted by or against Seller which are now pending, nor has Seller made any assignment for the benefit of creditors.

3.	There are no parties in possession at the Property other than as set forth on Exhibit A attached hereto and made a part hereof.

4.
That after examining a certain survey entitled “PROPERTY SURVEY 15, 35 & 45 NORTHEAST INDUSTRIAL ROAD BRANFORD, CONNECTICUT Scale:  1” = 40’ Date:  JUNE 2006” prepared by URS Corporation AES Project # 36936656, since the date of the survey, no exterior alterations or additions have been made to the buildings located on the Property and shown on said survey and no additional buildings or improvements have been constructed on the Property.

The undersigned makes this statement for the purpose of inducing the Title Company to issue to the purchaser an owner’s title insurance policy insuring title to said Property.

Date: _________ ___ 2009                                                                              SELLER:

NEUROGEN [CORPORATION] [PROPERTIES LLC]

By:
      Name:
Title:

EXHIBIT A

EXHIBIT 9.2.9

ASSIGNMENT AND ASSUMPTION OF LEASES

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NEUROGEN [CORPORATION, a Delaware corporation] [PROPERTIES LLC, a Connecticut limited liability company] (“Assignor”), hereby assigns and delegates to _______________________, a ________________ (“Assignee”), and Assignee hereby agrees to accept the assignment and delegation of all of Assignor’s right, title and interest (except Assignor’s right to collect delinquent rent attributable to any period prior to the date hereof) in and to the Leases set forth on Exhibit A attached hereto and incorporated herein relating to certain real property known as [15][35][45] Northeast Industrial Road, located in the Town of Branford, County of New Haven and State of Connecticut, and Assignee further agrees to assume all of the obligations of Assignor under said Leases to be performed after the date hereof.

Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period prior to the date hereof and arising out of Assignor’s obligations under the Leases.  Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or after the date hereof and arising out of Assignee’s obligations under the Leases.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.

This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of this day of ______________.

ASSIGNOR:

NEUROGEN [CORPORATION] [PROPERTIES LLC]

By:
      Name:
Title:

ASSIGNEE:
________________________________

By:
           Name:
Title:  ___________________

--

EXHIBIT A

SCHEDULE OF LEASES

[15 NORTHEAST INDUSTRIAL ROAD:  Lease dated February 20, 2009 between Neurogen Corporation, as landlord, and Forma Therapeutics, Inc., as tenant]

EXHIBIT 9.2.11

FORM NOTICE TO TENANT(S)

As of ________________, 2009

[Tenant]

Re:           ____ Northeast Industrial Road, Branford, Connecticut (the “Property”)

You are hereby notified and advised that effective as of ___________________, 2009, __________________ (“Purchaser”) purchased and acquired from NEUROGEN [CORPORATION] [PROPERTIES LLC] (“Seller”) all right, title and interest in and to the Property.

You are hereby notified and directed that all future payments of rent or otherwise and notices and demands pursuant to or under your lease should be delivered to Purchaser at the following address:

__________________________
c/o _______________________
__________________________
__________________________

This Notice may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

Very truly yours,

SELLER: NEUROGEN [CORPORATION] [PROPERTIES LLC] By: __________________________Name: Title:	PURCHASER: [_________________________________] By: ____________________________ Name: Title:

EXHIBIT 9.3

NOMINEE AGREEMENT

This Nominee Agreement (this “Agreement”) is executed as of the _____ day of ____________,  ____, by _________________________, a ____________________ (“Nominee Purchaser”) to and for the benefit of NEUROGEN PROPERTIES LLC, a Connecticut limited liability company (“Neurogen LLC”).

RECITALS

WHEREAS, Investment Capital Partners, Ltd., as purchaser (“Original Purchaser”), and Neurogen Corporation and Neurogen LLC, as Neurogen LLC, have entered into that certain Purchase and Sale Agreement dated as of November __, 2009 with respect to 15, 35 and 45 Northeast Industrial Road, Branford, Connecticut (the “Purchase Agreement”);

WHEREAS, pursuant to the terms of the Purchase Agreement, Original Purchaser or its assignee has appointed Nominee Purchaser as its nominee to take title to 45 Northeast Industrial Road, Branford, Connecticut (the “Property”);

WHEREAS, Nominee Purchaser will this day take title to the Property and, pursuant to the terms of the Purchase Agreement, is delivering this Nominee Agreement to Neurogen LLC;

WHEREAS, the Property is an “establishment” under Connecticut General Statutes Section 22a-134 et seq (the “Transfer Act”), and  Neurogen Corporation, a Delaware corporation, is the Certifying Party under the Transfer Act filing being made with respect to the disposition of the Property by Neurogen LLC to Nominee Purchaser on the date hereof (the “Property Transfer Form”); and

WHEREAS, Neurogen Corporation and Nominee Purchaser are also entering into an Environmental Indemnification Agreement with respect to the Property on the date hereof (the “Environmental Indemnification”).

NOW, THEREFORE, in consideration of the disposition of the Property by Neurogen LLC and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Nominee Purchaser agrees as follows:

1.            Except as expressly set forth in the Purchase Agreement, Neurogen LLC shall have no obligation to provide any documents and information to Nominee Purchaser with respect to the Property.  Nominee Purchaser shall not rely on any warranties, promises, understandings or representations, express or implied, of Neurogen LLC or any agent of Neurogen LLC relating to the present or future physical condition, development, potential, operation, income generated by, or any other matter or thing affected by or related to the Property which are not expressly contained in the closing documents delivered to Nominee Purchaser by Neurogen LLC at the closing of the Property (the “Closing”), and no such representation or warranty shall be implied.  Except as set forth in this Agreement or the Environmental Indemnification, the Property is

being transferred in an “AS IS” “WHERE IS” condition and “WITH ALL FAULTS” as of the date of the Closing.

2.           In purchasing, evaluating and financing the Property, in determining whether or not to make the investment, and in making any application or filing to any governmental authority, Nominee Purchaser shall rely solely upon the results of Nominee Purchaser’s own inspections or other information obtained or otherwise available to Nominee Purchaser, rather than any information that may have been provided by Neurogen LLC to Original Purchaser or Nominee Purchaser.

3.           Except to the extent Neurogen Corporation has breached its obligations as Certifying Party under any Property Transfer Form delivered at Closing under the Connecticut Transfer Act or under the Environmental Indemnification, Nominee Purchaser waives and releases Neurogen Corporation and Neurogen LLC from any present or future claims arising from or relating to the presence or alleged presence of asbestos or harmful or toxic substances in, on, under or about the Property including, without limitation, any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, or (iii) the common law.

4.           Except as expressly set forth in the documents and instruments executed and delivered by Neurogen LLC and Neurogen Corporation in connection with the Closing (including without limitation the Property Transfer Form and the Environmental Indemnification), no representations or warranties have been made or are made and no responsibility has been or is assumed by Neurogen LLC, by Neurogen Corporation, or by any officer, person, firm, agent or representative acting or purporting to act on behalf of Neurogen LLC or Neurogen Corporation as to the condition or repair of the Property or the value, expense of operation, or income potential of the Property or any portion thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof.  The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and such closing documents, which alone fully and completely express their agreement, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or such closing documents.  Neurogen LLC makes no representations or warranties as to whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same.  To the extent that Neurogen LLC has provided or hereafter may provide to Original Purchaser or Nominee Purchaser information from any inspection, engineering or environmental reports concerning asbestos or harmful or toxic substances, Neurogen LLC makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning such reports.

5.           Representations and Warranties of Nominee Purchaser. Nominee Purchaser represents and warrants to Neurogen LLC that:

(a)           Nominee Purchaser is a [_________________] duly organized, validly existing and in good standing under the laws of the state of its formation and is authorized to transact business in the State of Connecticut, and has duly authorized the execution, delivery and

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performance of this Agreement, and such execution, delivery and performance shall not violate any material term of any of its [certificate of incorporation or bylaws] [articles of organization or operating agreement].  This Agreement has been, and all of the documents delivered by Nominee Purchaser at the Closing are authorized and executed and constitute the valid and binding obligations of Nominee Purchaser.

(b)           Nominee Purchaser and each of its members is a citizen of, or partnership, corporation or other form of legal person domesticated in the United States of America.

(c)           Nominee Purchaser is currently in compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(d)           Nominee Purchaser has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with its acquisition of the Property.  Nominee Purchaser shall indemnify, defend and hold Neurogen LLC free and harmless from any liability, loss, claim or demand, including, without limitation, attorneys’ fees and other costs (including attorneys’ fees and costs arising out of the enforcement of this indemnification), arising out of or attributable to the claims of any broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Nominee Purchaser or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property (excluding O, R & L Commercial Real Estate) based upon the acts or omissions of Nominee Purchaser.

6.           The terms and provisions of this Agreement shall survive Closing and delivery of the Special Warranty Deed.

IN WITNESS WHEREOF, Nominee Purchaser has executed this Agreement as of the date first set forth above.

NOMINEE PURCHASER:

By: ____________________________
Name:
Title:

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STATE OF ________________                                                      )
)  ss: _____________________
COUNTY OF ______________                                                      )

The foregoing instrument was acknowledged before me this ____ day of _________, _____, by __________________, ______________________________ of ______________________________________, a ____________________, on behalf of said _______________________.

Notary Public My Commission Expires: _______________ Affix Seal

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EXHIBIT 9.6

NOTICE TO UTILITY COMPANY

_________ __, 2008

RE:           [15 & 35] [45] Northeast Industrial Road, Branford, Connecticut.

You are hereby notified and advised that __________________ (“Purchaser”) purchased and acquired from NEUROGEN [CORPORATION][PROPERTIES LLC] all right, title and interest in and to [15 and 35][45] Northeast Industrial Road, Branford, Connecticut (“Property”).

In accordance with the foregoing, you are hereby notified that all future payments of invoices, bills, correspondence, and notices relating to the Property, should be delivered to Purchaser at the following address:

__________________________
c/o _______________________
__________________________
__________________________

Very truly yours,

________________________________

By:
      Name:
Title:

EXHIBIT 11.2

FORM OF 45 ENVIRONMENTAL EASEMENT

EASEMENT AGREEMENT

THIS  EASEMENT AGREEMENT (this “Agreement”) is made as of the _______ day of ____________, __________, by and between NEUROGEN CORPORATION (“Grantee”), a Delaware corporation, and NEUROGEN PROPERTIES LLC (“Grantor”), a Connecticut limited liability company.

RECITALS

A.           Grantor is the owner of certain real property commonly known as 45 Northeast Industrial Road, Branford, Connecticut, which property is more particularly described on Exhibit A attached hereto (the “Property”).

B.           The Property is an “establishment” under Connecticut General Statutes Section 22a-134 et seq (the “Transfer Act”), and  Neurogen is the Certifying Party under the Transfer Act filing being made with respect to the disposition of the Property on the date hereof from Grantor to ____________ (the “Transfer Act Filing”).

NOW, THEREFORE, in consideration, inter alia, of the Grantee’s agreement to act as Certifying Party on the Transfer Act Filing and the mutual representations, warranties, covenants and agreements herein contained and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

1.  The Recitals set forth above are hereby incorporated herein.

2.  Grantor hereby grants to Grantee, its successors and assigns (each a “Benefited Party” and collectively, the “Benefited Parties”), an easement (the “Environmental Work Easement”) in, over, through and across the land and improvements herein conveyed (collectively, the “Property”) for access to, egress from, and access under, above, and through the Property, by Grantee, its successors and assigns, agents, employees, contractors, representatives and invitees (collectively, the “Grantee Parties”), for the purposes of conducting investigation, remediation and monitoring required under the Transfer Act (C.G.S. § 22a-134 et seq.) (collectively, the “Environmental Work”) pursuant to the Grantee’s obligations under the terms of any Transfer Act filing now or hereafter made with respect to the Property or any portion thereof in which Neurogen Corporation, its corporate successors or assigns, is a certifying party (as defined in the Transfer Act).  Such Environmental Work Easement with respect to any such Transfer Act filing shall terminate upon the  following (the “Termination Date”): (1) the date of receipt of written approval from the State of Connecticut Department of Environmental Protection (“DEP”) of the Environmental Work or, (2) if DEP has delegated oversight of the Environmental Work to a Licensed Environmental Professional, the earlier to occur of the following (i) three years after the submittal of the Verification (as defined in and pursuant to § 22a-134 of the Transfer Act) relating thereto;  (ii) in the event that the DEP performs an audit of the Verification, after submittal of additional information or completion of any work to the satisfaction of the Department of Environment Protection as part of an audit pursuant to C.G.S. § 22a-134a, or (iii) the date of receipt of a no audit letter from DEP.

Upon reasonable prior written notice, Grantee Parties shall have access to the Property as reasonably necessary for the performance of the Environmental Work.  Grantee Parties shall also have access to the Property to the extent necessary to allow Grantee, its successors and assigns to pursue or defend any actions by or claims against third parties relating to the conditions on, at, emanating from or having emanated from the Property and/or actions to complete the Environmental Work.  In no event shall the Grantee Parties unreasonably interfere with the use and enjoyment of the Property by Grantor and its successors and assigns and any tenant or other permitted occupant of the Property, and Grantee Parties shall implement all measures reasonably necessary to minimize such interference.

In performing the Environmental Work, Grantee shall have the right, in Grantee’s sole judgment, to avail itself of the remedial alternatives available to comply with the Remediation Standard Regulations, Regulations of Connecticut State Agencies, Section 22a-133k-1, et seq. (the “RSRs”), excluding the use of environmental land use restrictions (“ELURs”) or engineered controls.  Notwithstanding the foregoing, Grantee may use an environmental land use restriction that solely limits the use of the Property to industrial/ commercial use.

Grantor, its heirs, administrators, executors, successors and assigns, shall reasonably cooperate with Grantee:  (i) in Grantee’s performance of the Environmental Work and compliance with the Transfer Act, including the sharing of any environmental data and information or the execution by Grantor, its successors or assigns as Property owner, of any documentation required for compliance with the Transfer Act or any permit application related thereto, except that Grantee shall be responsible for signing any waste manifests or other shipping papers as the generator for any and all waste materials generated as part of its Environmental Work or its compliance with the Transfer Act and Grantee shall be responsible for the payment of any fees or other costs payable to any governmental entities related to any permit applications arising out of the Environmental Work; and (ii) in that Grantor, its successors or assigns  shall, to the extent of Grantor’s knowledge, promptly inform Grantee of any and all releases of any chemical, irritant, hazardous or toxic substance, petroleum substance or waste that occur on, at or from the Property.  If deemed necessary or appropriate by any Benefited Party in order to accomplish Final Verification (as hereinafter defined), the Grantor, its successors and assigns shall grant to the DEP an ELUR  prepared by the Benefited Parties that solely limits the use of the Property to industrial/ commercial use and shall use reasonable efforts to obtain subordinations and/or releases to the grant of such ELUR of those having an interest in the Property as DEP may require; provided, however, that Grantee shall not be relieved of its obligations to complete the Environmental Work and comply with the Transfer Act if, after reasonable efforts, Grantor, its successors and assigns are unable to obtain such subordinations and/or releases.    As used herein, “Final Verification” shall mean (i) a writing signed by the Commissioner of DEP that the Property has been investigated in accordance with prevailing

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standards and guidelines and remediated in accordance with the RSRs, or, (ii) if DEP has delegated oversight of the Environmental Work to a Licensed Environmental Professional, a Verification (as defined in the Transfer Act) prepared and submitted to the DEP by an LEP for which DEP has issued a statement that it shall not audit the Verification, or for which DEP has completed its audit to DEP’s satisfaction or for which three years have elapsed since the date of submittal of the Verification to DEP.

The Benefited Parties shall keep Grantor, its successors and assigns reasonably informed of the Benefited Parties’ progress with the Environmental Work and compliance with the Transfer Act and, at no cost to Grantor, its successors and assigns, provide to Grantor, its successors and assigns copies of all reports, documents, test results and correspondence prepared by or on behalf of the Benefited Parties and submitted to DEP concerning the Environmental Work and compliance with the Transfer Act, and all reports, documents and correspondence received from DEP concerning the same.  Grantor, its successors and assigns shall refrain from communicating with any federal, state or local governmental bodies, instrumentalities or agencies, including all political subdivisions of the State of Connecticut  having jurisdiction over environmental matters and/or the Transfer Act program (each, a “Governmental Authority”) regarding or concerning, or that may affect, any activities being performed by or on behalf of the Grantee Parties hereunder and relating to the Property.  Notwithstanding the foregoing, Grantor, its successors and assigns shall not be precluded from contacting any Governmental Authority to obtain the status of any such activities being performed by or on behalf of the Grantee Parties hereunder and relating to the Property, or responding to any inquiries from any Governmental Authority regarding the activities being performed by or on behalf of the Grantee Parties hereunder and relating to the Property.  All correspondence, discussions and negotiations with, and submissions to, any Governmental Authority concerning, or that may affect, the Grantee Parties’ activities shall be controlled by and coordinated with the Benefited Parties.  The Benefited Parties shall provide Grantor, its successors and assigns with reasonable prior notice of any substantive meetings or conference calls with any Governmental Authority concerning the Grantee Parties’ activities and Grantor, its successors and assigns and any representatives of said parties shall have the right to be present during such meetings or conference calls.  Notwithstanding the foregoing, nothing in these reservations and restrictions shall preclude the then owner of the Property from making any filing or other communication necessary to satisfy a legal obligation.

Prior to any entry onto the Property, Grantee shall:

(a)           Carry or cause to be carried and maintained and kept in effect, without expense to Grantor, at all times that any entry is made by any Grantee Party upon the Property, commercial general liability insurance with minimum limits per occurrence of not less than One Million Dollars ($1,000,000) and Two Million Dollars ($2,000,000) in the aggregate, naming Grantor, its successors and assigns as additional insureds.   Each policy shall be issued by a recognized, responsible insurance company licensed to do business in the State of Connecticut. Grantee shall provide Grantor with written certificates of insurance evidencing such policy(ies).

(b)           Furnish and cause its consultant’s, contractors and subcontractors entering

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the Property to furnish to Grantor and cause to maintained and kept in effect, without expense to Grantor, at all times that any entry is made upon the Property, adequate workers’ compensation insurance in statutory limits to cover their respective employees.

Grantee shall promptly repair any physical damage done to the Property by any Grantee Parties in the exercise of Grantee’s rights hereunder. Grantee agrees to indemnify and save harmless Grantor, its successors and assigns from and against all claims of whatever nature arising from any injury or damage to any person or property or any other loss, cost, liability, claim or expense (including, but not limited to, reasonable attorneys’ and consultants’ fees and costs) resulting from the exercise by any Grantee Party of the easement rights set forth herein, excluding  any consequential, exemplary, or punitive damages.

In any action related to this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees.

If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, such provision shall be deemed to have been modified automatically  to conform to the requirements for validity and enforceability as determined by such court.  In the event that the provision is invalidated is of such nature that it cannot be so modified, the provision shall be deemed deleted from this Agreement as though it had never been included herein.  In either case, the invalidity of such provision shall not affect the validity of any other provisions hereof, and all such other provisions shall continue unimpaired and in full force and effect.

This Agreement may be amended only with the consent of the Grantee or its corporate successors and assigns having at the relevant time the benefits of the rights herein granted and the consent of the then owner of the Property.

Except as otherwise required or allowed herein, any required notice from one party to another under this Agreement shall be sufficient if such notice is in writing and shall be deemed to have been duly given or sent (i) when received, if dispatched by postage prepaid registered or certified mail (return receipt requested), (ii) when received, if delivered in hand, or (iii) on the following business day, if dispatched by a reputable overnight courier which requires a signature of the receiving party, in each case to the party intended at its address as follows:

If to any of the Benefited Parties, including Grantee:

______________________________
______________________________
______________________________

If to Grantor,

_____________________________
_____________________________

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_____________________________

Any of the parties may change the address to which notices may be sent by written notice to the other party sent in the manner set forth above.  Grantee, its successors and assigns shall have no obligation to provide any notice or documentation to Grantor, its successors or assigns if any notice address has changed and Grantee has not been given notice of a change of address in the manner provided herein for the giving of notices.

It is the intention of the Grantee and Grantor that this Agreement (including the easements, covenants, restrictions and provisions contained herein) constitutes a real servitude and shall touch and concern the Property, run with the land and with the title to the Property, and shall apply to and be binding upon and inure to the benefit of the Grantee, the other Benefited Parties, the Grantor and any and all parties hereafter having any right, title or interest in the Property or any part thereof.  This Agreement shall continue to and including the Termination Date, unless otherwise modified in writing by the Grantee or its corporate successors and assigns having at the relevant time the benefits of the rights herein granted and the consent of the then owner of the Property.

Any person or entity who acquires any right, title or interest in all or any part of the Property shall be conclusively deemed to have consented and agreed to the provisions of this Agreement, whether or not any reference to this Agreement or its provisions is contained in the deed or other conveyance instruments by which such person or entity acquires an interest in the Property.

In the event that an ELUR regarding the Property is recorded, the parties agree that such ELUR shall not diminish any right or obligation described herein of Grantee, any other Benefited Party, Grantor or their respective heirs, executors, administrators, successors or assigns.

In the event that Grantor, Grantee or any of their respective heirs, executors, administrators, successors or assigns shall fail to comply with the requirements of this Agreement, such persons who so fail to comply shall be liable to the other parties (including without limitation, the Benefited Parties) for any and all costs associated with the enforcement of any provision or obligation created herein.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WITNESSES: ___________________________	GRANTEE: NEUROGEN CORPORATION By: ___________________________________ Name: Title:
___________________________
___________________________	GRANTOR: NEUROGEN PROPERTIES LLC BY: Neurogen Corporation Its Sole Member By: _____________________________ Name: Title:
__________________________

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STATE OF ________________                                                      )
)   ss:
COUNTY OF _____________                                                      )

The foregoing instrument was acknowledged before me this ____ day of ____________, __________, by  ____________________________, _______________________ of Neurogen Corporation, a Delaware corporation, on behalf of said corporation, as his free act and deed and the free act and deed of said corporation.

Notary Public My commission expires:

STATE OF _______________                                                      )
)   ss:
COUNTY OF ______________                                                      )

The foregoing instrument was acknowledged before me this ____ day of ____________, ________, by  ____________________________, _______________________  of Neurogen Corporation, a Delaware corporation, the sole member of Neurogen Properties LLC, a member managed Connecticut limited liability company, on behalf of said corporation and limited liability company, as his free act and deed and the free act and deed of said corporation and limited liability company.

Notary Public My commission expires:

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EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

All that certain piece or parcel of land, with the buildings and improvements now or hereafter placed thereon, situated in the Town of Branford, County of New Haven and State of Connecticut, located on the westerly side of School Ground Road, and shown on a map entitled “Property of Automatic Fastener Corp. Branford, Conn. Bernard E. Godfrey Registered Professional Land Surveyor 265 Church Street, New Haven, Conn. 06510 Scale 1” = 20” - Aug. 21, 1979”, revised December 21, 1983.  Said parcel is bounded and described as follows:

NORTHERLY	by Northeast Industrial Road along a curved line, three	hundred six and 75/100 (306.75) feet, more or less;

EASTERLY	by School Ground Road by a bent line, three hundred	seventy-two and 51/100 (372.51) feet, more or less;

SOUTHERLY	by Lot 10 as shown on said map, two hundred ninety-three	and 36/100 (293.36) feet, more or less;

     WESTERLY                                           by Lot 8 as shown on said map, three hundred ninety (390)feet, more or less.

EXHIBIT 11.4

FORM OF ENVIRONMENTAL ESCROW AND INDEMNIFICATION AGREEMENT

ENVIRONMENTAL ESCROW AND INDEMNIFICATION AGREEMENT

This ENVIRONMENTAL ESCROW AND INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of _____________, 2010, is by and  among NEUROGEN CORPORATION, a Delaware corporation (“Neurogen”), with an office at __________________________________, _________________________, a limited liability company (“Purchaser”), with an office at c/o ___________, 1552 Post Road, Fairfield, Connecticut 06824, and FIRST AMERICAN TITLE INSURANCE COMPANY, with an office at CityPlace II, 195 Asylum Street, Hartford, Connecticut 06103 (“Escrow Agent”).

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of November __, 2009 between Seller and Investment Capital Partners, Ltd., as of the date hereof, Seller has sold to Purchaser and Purchaser has acquired from Seller all of Seller’s right, title and interest in and to that certain real property located in the Town of Branford, County of New Haven, and State of Connecticut, together with the buildings and improvements thereon, commonly known as 15 Northeast Industrial Road, 35 Northeast Industrial Road and 45 Northeast Industrial Road, Branford, Connecticut and more particularly described in the Purchase Agreement (individually, a “Property” and collectively, the “Properties”);

[If Purchaser assigns the Purchase Agreement as contemplated under Section 12.4.3 thereof, revise the first WHEREAS, accordingly to correctly reference the assignees and the individual property to which each assignee takes title, and revise the introductory paragraph to make all such assignees party to this Agreement and to be defined collectively as “Purchaser”.]

[If a third party nominee for #45 Northeast Industrial Road has been designated by Purchaser pursuant to the terms of Section 12.4.6 of the Purchase Agreement, revise first WHEREAS as follows:

WHEREAS, pursuant to the terms of a certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of November __, 2009 between Seller and Investment Capital Partners, Ltd., as of the date hereof, Seller has sold to Purchaser and Purchaser has acquired from Seller all of Seller’s right, title and interest in and to that certain real property located in the Town of Branford, County of New Haven, and State of Connecticut, together with the buildings and improvements thereon, commonly known as 15 Northeast Industrial Road and 35 Northeast Industrial Road, Branford, Connecticut, and Seller has transferred to Purchaser’s nominee, ______________, and ____________ has acquired from Seller all of Seller’s right, title and interest in and to that certain real property located in said Town of Branford, County of New Haven, and State of

Connecticut, together with the improvements thereon, known as 45 Northeast Industrial Road, Branford, Connecticut, as said properties are more particularly described in the Purchase Agreement (individually, a “Property” and collectively, the “Properties”); ]

[If Purchaser assigns the Purchase Agreement as contemplated under Section 12.4.3 thereof and also designates a nominee to take title to #45 Northeast Industrial Road under Section 12.4.6 thereof, revise the first WHEREAS accordingly.]

WHEREAS, each of the Properties is an “establishment” under Connecticut General Statutes Section 22a-134 et seq (the “Transfer Act”), and  Neurogen is the Certifying Party under the Transfer Act filings being made with respect to the disposition of the Properties on the date hereof in accordance with the Purchase Agreement.

NOW, THEREFORE, in consideration of the acquisition and disposition of the Properties and the mutual representations, warranties, covenants and agreements herein contained and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

1.           Recitals; Defined Terms.  The Recitals set forth above are hereby incorporated herein.  All initial capitalized terms not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

2.           Transfer Act Compliance.  In accordance with the Connecticut Transfer Act, Connecticut General Statutes §§ 22a-134 et seq. (the “Transfer Act”), Neurogen has prepared or caused to be prepared a separate Transfer Act filing with respect to each Property relating to the disposition of such Property under the Purchase Agreement, and Neurogen has signed said forms, as the certifying party.  Neurogen agrees to submit  such forms, together with the Environmental Condition Assessment Forms provided by Neurogen, to the Commissioner of the Connecticut Department of Environmental Protection (the “Commissioner of the DEP”) along with all required filing fees in compliance with the Transfer Act.  Neurogen shall undertake and complete with commercially reasonable diligence, in good faith and, subject to force majeure, in compliance with all timeframes set forth in the Transfer Act, all reporting investigation, remediation and monitoring required under the Transfer Act with respect to such filings related to environmental conditions existing as of the date hereof at each Property; provided, however, that if Neurogen breaches the foregoing obligations with respect to any Property (other than by default of any of the obligations of the owner of the Property under any deed or easement agreement contemplated under the Purchase Agreement), up until the Property Termination Date with respect thereto, Purchaser shall be entitled to specific performance or recovery of any and all damages incurred by Purchaser for breach of such obligations if Neurogen fails to cure said breach within thirty (30) days following written notice thereof from Purchaser to Neurogen or, if such breach cannot reasonably be cured within such thirty (30) day period, within such reasonable time period thereafter so long as Neurogen commences such cure within such thirty (30) day time period and diligently prosecutes such cure to completion;  provided, further, however, that Neurogen shall not be liable for any consequential, exemplary or punitive damages in respect of any

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such breach, and  Neurogen shall be entitled to an offset against any damages recovered by Purchaser in the amount of any Escrow Funds disbursed under Section 3(c) hereof.

3.           Escrow Funds.  As of the date hereof, Neurogen has deposited with Escrow Agent the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (the “Escrow Funds”) from the Purchase Price.  The Escrow Agent shall hold the funds in an interest bearing account, using Neurogen’s taxpayer identification number.  All interest earned on the Escrow Funds shall be considered part of the Escrow Funds.  The Escrow Funds shall be disbursed by the Escrow Agent as follows:

(a)  Following achievement of Final Verification (as hereinafter defined) of at least two of the Properties,    Neurogen shall contemporaneously deliver to Purchaser and the Escrow Agent written notice thereof, which notice shall be accompanied by documentation supporting achievement of such Final Verification.  Purchaser shall have ten (10) days from the date of receipt of said notice and documentation to object to Neurogen’s notice by delivering written notice thereof contemporaneously to the Escrow Agent and Neurogen within such ten (10) day period; provided, however, that the sole basis for such objection shall be that such documentation supporting Final Verification fails to satisfy the definition thereof set forth below and such written notice shall include a detailed explanation of such failure (a notice that meets such test, a “Written Objection”).  If Written Objection is timely delivered as aforesaid, Escrow Agent shall not disburse any Escrow Funds other than pursuant to a written direction executed by both Purchaser and Neurogen or as ordered by any court of competent jurisdiction.  If Purchaser does not timely deliver a Written Objection as aforesaid to Escrow Agent and Neurogen within such ten (10) day period, the Escrow Agent shall disburse FORTY THOUSAND AND NO/100 DOLLARS ($40,000.00) from the Escrow Funds to or at the direction of Neurogen;

(b)    Following achievement of Final Verification of the third Property, Neurogen shall contemporaneously deliver to Purchaser and the Escrow Agent written notice thereof, which notice shall be accompanied by documentation supporting achievement of such Final Verification.  Purchaser shall have ten (10) days from the date of receipt of said notice and documentation to contemporaneously deliver to the Escrow Agent and Neurogen a Written Objection with respect thereto (which satisfies the definition of “Written Objection” set forth in Section 3(a) above).  If Written Objection is timely delivered as aforesaid, Escrow Agent shall not disburse any Escrow Funds other than pursuant to a written direction executed by both Purchaser and Neurogen or as ordered by any court of competent jurisdiction.  If Purchaser does not timely deliver a Written Objection as aforesaid to Escrow Agent and Neurogen within such ten (10) day period, the Escrow Agent shall disburse the remaining balance of the Escrow Funds to or at the direction of Neurogen;  and

(c)           Notwithstanding anything to the contrary contained in Section 3(a) or Section 3(b), if Neurogen fails to submit Verification (as defined in §22a-134 of the Transfer Act) as provided in the Transfer Act with respect to all of the Properties on or

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before the fifth (5th) anniversary of the date hereof (the “Verification Deadline”), and fails to correct such failure (and provide written evidence thereof to Purchaser and Escrow Agent) within thirty (30) days after delivery of notice of such failure by Purchaser to Neurogen and Escrow Agent, the then remaining balance of the Escrow Funds shall be disbursed to or at the direction of Purchaser upon written demand therefor by Purchaser delivered to Neurogen and Escrow Agent; provided, however, that if Neurogen diligently and in good faith is undertaking its Transfer Act responsibilities and has demonstrated such undertaking to Purchaser’s reasonable satisfaction, then Neurogen shall be entitled to a one-year extension of such Verification Deadline (and such extension shall be memorialized in writing by the Purchaser delivered to the Escrow Agent and Neurogen); and provided, further, however, that if any Escrow Funds are disbursed under this Section 3(c), then within ten (10) Business Days following Final Verification of the last Property to achieve Final Verification, Purchaser shall refund to Neurogen any balance of such Escrow Funds after deducting therefrom the costs incurred by Purchaser in investigating, remediating or monitoring environmental conditions existing at the Properties as of the date hereof.

As used in this Agreement, “Final Verification” of a Property shall mean, with respect to the applicable Transfer Act filing for the Property described in Section 2,  (i) a writing signed by the Commissioner of the DEP  that said Property has been investigated in accordance with prevailing standards and guidelines and remediated in accordance with the Remediation Standard Regulations, Regulations of Connecticut State Agencies, Section 22a-133k-1, et seq. (the “RSRs”), or (ii) if the State of Connecticut Department of Environmental Protection (“DEP”) has delegated oversight of the investigation and remediation of such Property under the Transfer Act to a Licensed Environmental Professional, a Verification (as defined in the Transfer Act) prepared by a LEP and submitted to DEP and for which DEP has issued a statement that it shall not audit the Verification, or for which DEP has completed its audit to DEP’s satisfaction, or for which three years have elapsed since the date of submittal of the Verification to DEP.

4.            Environmental Indemnity.

(a)           Neurogen hereby agrees to indemnify, defend, and hold Purchaser free and harmless from any loss, injury, damage, claim, lien, cost or expense, including, but not limited to, reasonable attorneys’ and consultants’ fees and costs, arising out of any environmental conditions existing as of the date hereof with respect to the Properties (collectively, “Purchaser Costs”);  provided, however, that such indemnity shall terminate as to a particular Property upon the Property Termination Date applicable thereto with respect to Purchaser Costs incurred with respect to such Property after such date; and, provided, further, however, that Neurogen shall not be liable for any consequential, exemplary or punitive damages.

(b)            Purchaser hereby agrees to indemnify, defend, and hold Neurogen (and as to the  45 Industrial Road Property, Neurogen Properties LLC) free and harmless from any loss, injury, damage, claim, lien, cost or expense, including, but not limited to, increased costs of Transfer Act compliance, and reasonable attorneys’ and consultants’

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fees and costs, arising out of any environmental condition with respect to the Properties first arising after the date hereof and not related to any environmental condition existing at the Properties on or before the date hereof (collectively, “Neurogen Costs”);  provided, however, that such indemnity shall terminate as to a particular Property upon the Property Termination Date applicable thereto with respect to Neurogen Costs incurred with respect to such Property after such date; and  provided, further, however, that Purchaser shall not be liable for any consequential, exemplary or punitive damages and, notwithstanding anything to the contrary contained herein, if a Nominee takes title to the 45 Northeast Industrial Road Property on the date hereof pursuant to the terms of the Purchase Agreement, Purchaser shall have no obligation or liability to Neurogen or Neurogen Properties LLC under this Section 4(b) with respect to said Property.

5.           Confidentiality. Purchaser and Neurogen acknowledge that environmental engineers and consultants working on the investigation, remediation and monitoring of the Properties might be hired through the respective party’s legal counsel and, if so, that all work product of those engineers or consultants will be subject to the work-product doctrine and attorney-client privilege.  Accordingly, to the extent that a party is provided with (or otherwise obtains) any information or documentation relating to the investigation, remediation or monitoring of the Properties by or from the other party or its representatives, the party receiving the information shall maintain that information on a strictly confidential basis and shall not divulge, disclose, or reveal that information to any person at any time, or in any manner, without the other party’s express written consent, and that information shall continue to be subject to the work product doctrine and attorney-client privilege, to the extent that such doctrine and privilege would otherwise apply.  Notwithstanding the foregoing, Purchaser shall have the right to disclose such information to its attorneys, consultants, lenders, potential lenders or buyers of any or all of the Properties, or as may be required by law.

6.           Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

7.           Assignment/Termination.

(a)           Neither this Agreement nor any right created hereby may be assigned by any party hereto (and shall not inure to the benefit of any trustee in bankruptcy, receiver or successor of any party) without the prior written consent of the other party hereto, which may be withheld in its sole and absolute discretion; provided, however, that without Neurogen’s consent but upon written notice thereof delivered by Purchaser to Escrow Agent and Neurogen and such assignee’s assumption in writing (for the benefit of Neurogen, its corporate successors and assigns) of Purchaser’s refund obligation set forth in Section 3(c) hereof, Purchaser shall be entitled to assign its right to receive any disbursement from the Escrow Funds made pursuant to Section 3(c) hereof (but not the right to exercise any right or privilege under this Agreement, including, without limitation the right to give any Written Objection under Section 3(a) or Section 3(b) or any right to deliver any notice under Section 3(c)) to one of the following:  (a) if a Nominee (as defined in the Purchase Agreement) takes title to 45 Northeast Industrial Road on the date

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hereof in accordance with the terms of the Purchase Agreement, to such Nominee; or (b) if Purchaser takes title to 45 Northeast Industrial Road on the date hereof in accordance with the terms of the Purchase Agreement and Purchaser transfers such Property to a 45 Third Party Purchaser (as defined in the Purchase Agreement) on or before April 30, 2010 in accordance with the terms of the Purchase Agreement, to such 45 Third Party Purchaser; provided, further, however, that there shall be no further assignment of such right to receive such disbursement.  Furthermore, notwithstanding anything to the contrary contained herein, if a Nominee takes title to the 45 Northeast Industrial Road Property on the date hereof, Neurogen shall have no obligation or liability to Purchaser under Section 2 or Section 4 with respect to such Property.

(b)            Except with respect to disbursement of the Escrow Funds in accordance with the terms of this Agreement and the refund obligation under Section 3(c) hereof, this Agreement shall terminate and become null and void, and the parties shall be relieved of any further liability to each other hereunder,  without any further action on the part of the parties hereto as to a particular Property and the parties’ obligations and liabilities with respect thereto, upon the date (the “Property Termination Date”) of Final Verification of such Property.

8.           Waiver.  No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit hereto, or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition.  All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

10.           Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Connecticut.

11.           Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of or based upon or arising out of this Agreement or any agreement contemplated by this Agreement may be brought against any of the parties in the courts of the State of Connecticut, or if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the

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jurisdiction of such courts (and of the appropriate appellate court in any such action or proceeding) and waives any objection to venue laid therein.

12.           Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

13.           Gender and Number.  When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

14.           Reference to Agreement.  Use of the words “herein,” “hereof,” “hereto,” and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular section or provision of this Agreement, unless otherwise noted.

15.           Notices.  Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered when delivered by Federal Express, UPS overnight, or similar overnight express service (unless such delivery is refused, in which case such notice shall be deemed given on the date delivery thereof is refused), or on the date when delivered by facsimile transmission with written acknowledgment of receipt (provided that a copy of such notice is also transmitted by nationally recognized overnight courier on such date to the applicable party at its address listed below), in any case addressed to the parties at their respective addresses referenced below:

If to Purchaser:	________________________ c/o Investment Capital Partners, Ltd.
1552 Post Road Fairfield, CT 06824
Attention: Stephen P. Lawrence
Phone: (203) 259-5505 Fax: (203) 259-2606
With a copy to:	Berkowitz, Trager & Trager, LLC
8 Wright Street Westport, CT 06880
Attention: Steven M. Siegelaub, Esq.
Phone: (203) 291-8223 Fax: (203) 226-3801
If to Neurogen:	Neurogen Corporation ____________________ ____________________
Attention:
Phone:
Fax:
With a copy to:	Day Pitney LLP 242 Trumbull Street Hartford, Connecticut 06103-3499 Attention: Rosemary G. Ayers, Esq. Phone: (860) 275-0185 Fax: (860) 881-2525
If to Escrow Agent:	First American Title Insurance Company CityPlace II 185 Asylum Street Hartford, Connecticut 06103 Attention: Eliot Streim, Esq. Phone: (860) 727-9908 Fax: (860) 727-8701

or, in each case, to such other address as either party may from time to time designate by giving notice in writing to the other party.  Telephone numbers are for informational purposes only.  Effective notice shall be deemed given only as provided above. The attorneys for the parties may give notices on behalf of their clients.

16.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

17.           Escrow Agent’s Fee.  The initial $______ fee for establishing the Escrow Account and the fee for administration of the escrow (which shall be $0 for any month in which no disbursement is made and shall not exceed $100 for any month in which disbursements are made) shall be paid from the Escrow Funds.

18.           Escrow Provisions.  Neurogen and Purchaser do hereby jointly and severally agree that Escrow Agent shall incur no liability whatsoever in connection with its good faith performance under this Agreement, and do hereby jointly and severally release and waive any claims they may have against Escrow Agent, which may result from its performance in good faith of its function as Escrow Agent, including but not limited to, a delay in the transfer of funds.  Neurogen and Purchaser further indemnify and hold Escrow Agent harmless from and against any and all claims and actions arising from this Agreement, or arising from Escrow Agent’s role as escrow agent hereunder, provided that Escrow Agent shall be liable for the loss or damage caused directly by its acts of gross negligence or willful misconduct while performing as Escrow Agent under this Agreement.

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The Escrow Agent shall be entitled to rely upon the authenticity of any signature and upon the genuineness and validity of any writing (including writings received by facsimile or electronic mail) received by Escrow Agent relating to this Agreement.    THE ESCROW FUNDS SHALL NOT EARN INTEREST UNLESS AND UNTIL A SIGNED IRS FORM W-9 IS RECEIVED BY ESCROW AGENT.

Except as expressly provided in Section 3 with respect to invoiced amounts not in dispute, in the event of any disagreement between the parties hereto resulting in conflicting instructions to, or adverse claims or demands upon the Escrow Agent with respect to the release of the Escrow Funds, the Escrow Agent may refuse to comply with any such instruction, claim or demand so long as such disagreement shall continue, and in so refusing the Escrow Agent shall not further release the Escrow Funds.  The Escrow Agent shall not be, or become liable in any way for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands, and it shall be entitled to continue to refrain from acting until such conflicting instructions or adverse claims or demands (a) shall have been reconciled by agreement and Escrow Agent shall have been notified in writing thereof by the Neurogen and Purchaser; or (b) shall have finally been determined in a court of competent jurisdiction.

The Escrow Agent may, at its sole discretion, resign by giving (30) days written notice hereof to Neurogen and Purchaser.  Neurogen and Purchaser shall furnish to the Escrow Agent written instructions for the release of the Escrow Funds.  If the Escrow Agent shall not have received such written instructions within such 30 day period, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent and upon such appointment deliver the Escrow Funds to such successor.  Reasonable costs and fees incurred by the Escrow Agent with respect to conflicting claims or adverse claims or demands may, at the option of the Escrow Agent, be deducted from any funds held pursuant hereto.

None of the provisions of this agreement shall prohibit Escrow Agent from bringing an interpleader action or from exercising any rights that might be afforded by statutory or common law to resolve any disagreements, uncertainties, conflicts or disputes as to the administration by Escrow Agent of its duties and obligations hereunder.

19.           Joint and Several Liability.    __________, ___________ and ________________ shall be jointly and severally liable for all obligations of Purchaser hereunder.  [Utilize this provision if there is more than one party comprising the “Purchaser” under the Purchase Agreement.]

20.           Recordation.  Neither this Agreement nor any memorandum hereof shall be recorded on the Branford Land Records.

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21.           Attorneys’ Fees and Costs.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs actually incurred.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement is executed as of the date and year first written above.
NEUROGEN:

NEUROGEN CORPORATION

By:
      Name:
Title:

PURCHASER:

[______________________]

By:
      Name:
Title:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
      Name:
Title:

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EXHIBIT 12.4.6

FORM OF  ENVIRONMENTAL INDEMNIFICATION AGREEMENT FOR NOMINEE

ENVIRONMENTAL INDEMNIFICATION AGREEMENT

This ENVIRONMENTAL INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of _____________, 2010, is by and between NEUROGEN CORPORATION, a Delaware corporation (“Neurogen”), with an office at __________________________________ and  _________________________, _______________ (“Nominee”), with an office at ________________.

 WHEREAS, pursuant to the terms of a certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of November__, 2009 between Neurogen, Neurogen Properties,  LLC (“Neurogen LLC”) and Investment Capital Partners, Ltd. (said entity or its permitted assigns, “Purchaser”), as of the date hereof, Neurogen Properties, LLC has transferred to Nominee (as Purchaser’s nominee) and Nominee has acquired from Neurogen LLC all of Neurogen LLC’s right, title and interest in and to that certain real property located in said Town of Branford, County of New Haven, and State of Connecticut, together with the improvements thereon, known as 45 Northeast Industrial Road, Branford, Connecticut and more particularly described in Schedule A attached hereto and made a part hereof (the “Property”);

WHEREAS, the Property is an “establishment” under Connecticut General Statutes Section 22a-134 et seq (the “Transfer Act”), and  Neurogen is the Certifying Party under the Transfer Act filing being made with respect to the disposition of the Property on the date hereof to Nominee; and

WHEREAS,  on the date hereof, Neurogen, Neurogen LLC and Nominee have entered into that certain Environmental Escrow and Indemnification Agreement pursuant to the terms of the Purchase Agreement (the “Environmental Escrow Agreement”).

NOW, THEREFORE, in consideration of the acquisition and disposition of the Property and the mutual representations, warranties, covenants and agreements herein contained and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

22.           Recitals; Defined Terms.  The Recitals set forth above are hereby incorporated herein.

23.           Transfer Act Compliance.  In accordance with the Connecticut Transfer Act, Connecticut General Statutes §§ 22a-134 et seq. (the “Transfer Act”), Neurogen has prepared or caused to be prepared a Transfer Act filing with respect to the Property relating to the disposition of such Property to Nominee, and Neurogen has signed said form, as the certifying party.  Neurogen agrees to submit  such form, together with the

Environmental Condition Assessment Forms provided by Neurogen, to the Commissioner of the Connecticut Department of Environmental Protection (the “Commissioner of the DEP”) along with all required filing fees in compliance with the Transfer Act.  Neurogen shall undertake and complete with commercially reasonable diligence, in good faith and, subject to force majeure, in compliance with all timeframes set forth in the Transfer Act, all reporting investigation, remediation and monitoring required under the Transfer Act with respect to such filing related to environmental conditions existing as of the date hereof at the Property; provided, however, that if Neurogen breaches the foregoing obligations with respect to the Property (other than by default of any of the obligations of the owner of the Property under that certain Environmental Easement Agreement from Neurogen LLC to Neurogen entered into on or about the date hereof), up until the Property Termination Date, Nominee shall be entitled to specific performance or recovery of any and all damages incurred by Nominee for breach of such obligations if Neurogen fails to cure said breach within thirty (30) days following written notice thereof from Nominee to Neurogen or, if such breach cannot reasonably be cured within such thirty (30) day period, within such reasonable time period thereafter so long as Neurogen commences such cure within such thirty (30) day time period and diligently prosecutes such cure to completion; and,  provided, further, however, that Neurogen shall not be liable for any consequential, exemplary or punitive damages in respect of any such breach, and Neurogen shall be entitled to an offset against any damages recovered by Nominee in the amount of any Escrow Funds disbursed under Section 3(c) of the Environmental Escrow Agreement.

As used in this Agreement, “Final Verification” of the Property shall mean, with respect to the Transfer Act filing for the Property described in Section 2,  (i) a writing signed by the Commissioner of the DEP that the Property has been investigated in accordance with prevailing standards and guidelines and remediated in accordance with the Remediation Standard Regulations, Regulations of Connecticut State Agencies, Section 22a-133k-1, et seq. (the “RSRs”), or (ii) if the State of Connecticut Department of Environmental Protection (“DEP”) has delegated oversight of the investigation and remediation of the Property under the Transfer Act to a Licensed Environmental Professional, a Verification (as defined in the Transfer Act) prepared by a LEP and submitted to DEP and for which DEP has issued a statement that it shall not audit the Verification, or for which DEP has completed its audit to DEP’s satisfaction, or for which three years have elapsed since the date of submittal of the Verification to DEP.

24.            Environmental Indemnity.

(a)           Neurogen hereby agrees to indemnify, defend, and hold Nominee free and harmless from any loss, injury, damage, claim, lien, cost or expense, including, but not limited to, reasonable attorneys’ and consultants’ fees and costs, arising out of any environmental conditions existing as of the date hereof with respect to the Property (collectively, “Nominee Costs”);  provided, however, that such indemnity shall terminate upon the Property Termination Date with respect to Nominee Costs incurred after such Property Termination Date; and, provided, further, however, that Neurogen shall not be liable for any consequential, exemplary or punitive damages.

41982337.2	--

(b)            Nominee hereby agrees to indemnify, defend, and hold Neurogen and  Neurogen Properties LLC free and harmless from any loss, injury, damage, claim, lien, cost or expense, including, but not limited to, increased costs of Transfer Act compliance, and reasonable attorneys’ and consultants’ fees and costs, arising out of any environmental condition with respect to the Property first arising after the date hereof and not related to any environmental condition existing at the Property on or before the date hereof (collectively, “Neurogen Costs”);  provided, however, that such indemnity shall terminate upon the Property Termination Date with respect to Neurogen Costs incurred after such date; and provided, further, however, that Nominee shall not be liable for any consequential, exemplary or punitive damages.

25.           Confidentiality. Nominee and Neurogen acknowledge that environmental engineers and consultants working on the investigation, remediation and monitoring of the Property might be hired through the respective party’s legal counsel and, if so, that all work product of those engineers or consultants will be subject to the work-product doctrine and attorney-client privilege.  Accordingly, to the extent that a party is provided with (or otherwise obtains) any information or documentation relating to the investigation, remediation or monitoring of the Property by or from the other party or its representatives, the party receiving the information shall maintain that information on a strictly confidential basis and shall not divulge, disclose, or reveal that information to any person at any time, or in any manner, without the other party’s express written consent, and that information shall continue to be subject to the work product doctrine and attorney-client privilege, to the extent that such doctrine and privilege would otherwise apply.  Notwithstanding the foregoing, Nominee shall have the right to disclose such information to its attorneys, consultants, lenders, potential lenders or buyers of the Property, or as may be required by law.

26.           Amendment.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

27.           Assignment/Termination.

(a)           Neither this Agreement nor any right created hereby may be assigned by any party hereto (and shall not inure to the benefit of any trustee in bankruptcy, receiver or successor of any party) without the prior written consent of the other party hereto, which may be withheld in its sole and absolute discretion.

(b)            This Agreement shall terminate and become null and void, and the parties shall be relieved of any further liability to each other hereunder,  without any further action on the part of the parties hereto, upon the date (the “Property Termination Date”) of Final Verification of the Property.

28.           Waiver.  No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit hereto, or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or

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any other representation, warranty, covenant or condition.  All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

29.           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

30.           Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Connecticut.

31.           Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of or based upon or arising out of this Agreement or any agreement contemplated by this Agreement may be brought against any of the parties in the courts of the State of Connecticut, or if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate court in any such action or proceeding) and waives any objection to venue laid therein.

32.           Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

33.           Gender and Number.  When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

34.           Reference to Agreement.  Use of the words “herein,” “hereof,” “hereto,” and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular section or provision of this Agreement, unless otherwise noted.

35.           Notices.  Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered when delivered by Federal Express, UPS overnight, or similar overnight express service (unless such delivery is refused, in which case such notice shall be deemed given on the date delivery thereof is refused), or on the date when delivered by facsimile transmission with written acknowledgment of receipt (provided that a copy of such notice is also transmitted by nationally recognized overnight courier on such date to the applicable party at its address listed below), in any case addressed to the parties at their respective addresses referenced below:

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If to Nominee:	________________________
________________________ ________________________
Attention:
Phone: Fax:
With a copy to:	_______________________ ________________________ ________________________ Attention:
Phone: Fax:
If to Neurogen:	Neurogen Corporation ____________________ ____________________
Attention:
Phone:
Fax:
With a copy to:	Day Pitney LLP 242 Trumbull Street Hartford, Connecticut 06103-3499 Attention: Rosemary G. Ayers, Esq. Phone: (860) 275-0185 Fax: (860) 881-2525

or, in each case, to such other address as either party may from time to time designate by giving notice in writing to the other party.  Telephone numbers are for informational purposes only.  Effective notice shall be deemed given only as provided above. The attorneys for the parties may give notices on behalf of their clients.

36.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

37.           Recordation.  Neither this Agreement nor any memorandum hereof shall be recorded on the Branford Land Records.

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38.           Attorneys’ Fees and Costs.  In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs actually incurred.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement is executed as of the date and year first written above.
NEUROGEN:

NEUROGEN CORPORATION

By:
      Name:
Title:

NOMINEE:

[______________________]

By:
      Name:
Title:

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Schedule A

LEGAL DESCRIPTION OF THE PROPERTY

All that certain piece or parcel of land, with the buildings and improvements now or hereafter placed thereon, situated in the Town of Branford, County of New Haven and State of Connecticut, located on the westerly side of School Ground Road, and shown on a map entitled “Property of Automatic Fastener Corp. Branford, Conn. Bernard E. Godfrey Registered Professional Land Surveyor 265 Church Street, New Haven, Conn. 06510 Scale 1” = 20” - Aug. 21, 1979”, revised December 21, 1983.  Said parcel is bounded and described as follows:

NORTHERLY	by Northeast Industrial Road along a curved line, three	hundred six and 75/100 (306.75) feet, more or less;

EASTERLY	by School Ground Road by a bent line, three hundred	seventy-two and 51/100 (372.51) feet, more or less;

SOUTHERLY	by Lot 10 as shown on said map, two hundred ninety-three	and 36/100 (293.36) feet, more or less;

     WESTERLY                                           by Lot 8 as shown on said map, three hundred ninety (390)feet, more or less.

EXHIBIT 12.17

FORM OF ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

To:           _________________________  and __________________________, their respective successors and assigns

Re:           Lease dated February 20, 2009, between Neurogen Corporation (“Landlord”) and the undersigned (the “Lease”) demising certain premises shown on Exhibit A attached hereto (the “Premises”) located at property known as 35 Northeast Industrial Road, Branford, Connecticut (the “Property”).

PREMISES:                      Phase IV, located at 35 Northeast Industrial Road, Branford, Connecticut, and consisting of approximately 21, 970 square feet

LANDLORD:                                Neurogen Corporation

TENANT:                      Forma Therapeutics, Inc.

LEASE DATED:                                February 20, 2009

TENANT’S NOTICE ADDRESS:                                                                790 Memorial Drive, Cambridge, Massachusetts 02139

The undersigned, Tenant, hereby certifies to ___________________ (“Purchaser”) and _______________________ (“Bank”), their respective successors and assigns  that, to the best of Tenant’s knowledge:

1.           Tenant has accepted possession of the Premises pursuant to the Lease.  The Lease term commenced on March 1, 2009.  The termination date of the Lease term, excluding renewals and extensions, is February 28, 2012.

2.           Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease.

3.           Any improvements required by the terms of the Lease to be made by Tenant have been completed to the satisfaction of Landlord in all respects, and Tenant has fulfilled all of its duties under the Lease.

4.           A true, correct and complete copy of the Lease is attached hereto as Exhibit B and made a part hereof.  The Lease has not been assigned, modified, supplemented or amended in any way.  The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises.

5.           The Lease is valid and in full force and effect, and, to the best of Tenant’s knowledge, neither Landlord nor Tenant is in default thereunder.  Tenant has no defense, setoff or counter-claim against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

6.           No rent or other sum payable under the Lease has been paid in advance.  Tenant has paid a security deposit of $120,834.99.

7.           The minimum monthly rent presently payable under the Lease is $40,278.33.  Such rent has been paid through ____________, ___________.

8.           All notices and other communications from Tenant to Purchaser shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, addressed to Purchaser at

________________________
c/o Investment Capital, Ltd.
1552 Post Road
Fairfield, Connecticut 06824
Attention:                      Stephen P. Lawrence

or at such other address as Purchaser, any successor, purchaser or transferee shall furnish to Tenant in writing.

9.           This Estoppel Certificate is being executed and delivered by Tenant to induce Purchaser to acquire the premises and to induce Bank to make a loan to Purchaser to acquire the premises,  and with the intent and understanding that the above statements will be relied upon by Purchaser and Bank, their respective successors and assigns.  Any exceptions to the statement are noted by Tenant in this Estoppel Certificate.

Dated:  ______________, _______

TENANT:

FORMA THERAPEUTICS, INC.

By:___________________________

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EXHIBIT A

Diagram of Premises

[SEE ATTACHED]

EXHIBIT B

Lease

[SEE ATTACHED]

EXHIBIT 12.17(A)

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of this ____ day of ________, 20__, by and among ______________________________, a _____________________ with an office located at _________________________________________ (hereinafter called “Tenant”), ______________________________, a _____________________ with an office located at _________________________________________ (hereinafter called “Landlord”), and [BANK NAME AND ADDRESS] (hereinafter called “Bank”).

WITNESSETH:

WHEREAS, the Tenant has entered into a certain lease (the “Lease”) dated as of ____________, 20__, with Landlord whereby Landlord leased to Tenant those certain premises within a certain building known as ________________ in ______________, Connecticut and being more particularly bounded and described in Exhibit A attached hereto and made a part hereof (the “Premises”); and

WHEREAS, the Bank has made a loan in the amount of _________________________________ and NO/100 DOLLARS ($____________) (the “Loan”) secured by Mortgage dated ___________________ (the “Mortgage”) covering the Premises to the Landlord which Mortgage will be recorded in the Office of the Town Clerk of Branford on or about the date herewith; and

WHEREAS, Tenant acknowledges that said Mortgage constitutes a lien or charge upon the Premises [which is unconditionally prior and superior to the Lease and the leasehold interest of Tenant]; and

WHEREAS, as a condition precedent to making the Loan, Bank has required that Landlord and Tenant enter into a non-disturbance agreement with Bank and Bank has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

1.           The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of the Tenant in and to said Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein, and to any renewals, modifications, replacements, consolidations and extensions thereof.

2.           Bank consents to the Lease and, in the event of foreclosure of said Mortgage, or in the event Bank comes into possession of, or acquires title to the Premises as a result of the enforcement of foreclosure of the Mortgage or the note secured thereby, or as a result of any other means, Bank agrees to recognize Tenant and further agrees that so long as Tenant is not in default under the Lease (beyond any applicable grace periods set forth in the Lease) Tenant shall not be disturbed in its possession of the Premises for any reason other than one which would entitle the Landlord to terminate the Lease under its terms or would cause, without any further action by such Landlord, the termination of the Lease or would entitle such Landlord to dispossess the Tenant from the Premises and that it will not join or name Tenant as a party in any proceedings to foreclose the Mortgage.

3.           Tenant shall not, without the consent of Bank, its successors and assigns (which consent may be withheld for any reason whatsoever), join, appear or petition to become a party in any foreclosure action or other legal proceeding in connection with the enforcement of the Mortgage or any other document related thereto in which Tenant is not named as a party defendant by Bank.

4.           Tenant agrees with Bank that if the interests of Landlord in the Premises shall be transferred to and owned by Bank by reason of foreclosure or other proceedings brought by it, or any other manner, or shall be conveyed thereafter by Bank or shall be conveyed pursuant to a foreclosure sale of the Premises (and for purposes of this paragraph, the term “Bank” shall be deemed to include any grantee of the Bank or purchaser at foreclosure sale), Tenant shall be bound to Bank under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Bank were the Landlord under the Lease, and Tenant does hereby agree to attorn to Bank as its Landlord and Bank agrees to recognize and perform all obligations of Landlord as set forth in the Lease a s a direct lease between the Bank and the Tenant and the Bank by virtue of such acquisition shall be deemed to have agreed to accept such attornment, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Bank succeeding to the interest of the Landlord in the Premises.  Tenant agrees, however, upon the election of and written demand by Bank within sixty (60) days after Bank receives title to the Premises, to execute an instrument in confirmation of the foregoing provisions, reasonably satisfactory to Bank, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

5.           Tenant agrees with Bank that if Bank shall succeed to the interest of Landlord under the Lease, Bank shall not be (a) liable for any action or omission of any prior landlord under the Lease other than continuing defaults (such as Landlord’s failure to make required repairs), or (b) subject to any offsets or defenses which Tenant might have against any prior landlord, or (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, or (d) bound by any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund which fund has been deposited with a Connecticut banking institution pursuant to a certain pledge and escrow agreement to which Bank is a party, or (e) bound by any amendment or modification of the Lease made without Bank’s consent, or (f) bound by any provision in the Lease which obligates the Landlord to erect or complete any building or to perform any construction work or to make any improvements to the Premises.  Tenant further agrees with Bank that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Bank’s consent.

6.           In the event that the Landlord shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give prompt written notice thereof to the Bank simultaneous with any notice given to Landlord and the Bank shall have the right (but not the obligation) to cure such default.  It is further agreed that such notice will be given to any successor in interest of Bank in the Mortgage, provided that prior to any such default of Landlord such successor in interest shall have given written notice to Tenant of its acquisition of Bank’s interest therein, and designated the address to which such notice is to be directed.  Tenant shall not take any action with respect to such default under the Lease including without limitation any action in order to terminate,

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rescind or void the Lease or to withhold any rental thereunder, for a period of thirty (30) days after receipt of such written notice thereof by the Bank with respect to any such default capable of being cured by the payment of money and for a period of thirty (30) days after receipt of such written notice thereof by the Bank with respect to any other such default (provided, that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured with such 30-day period because of the nature of such default or because Bank requires time to obtain possession of the Premises in order to cure the default, if the Bank shall proceed promptly to attempt to obtain possession of the Premises, where possession is required, and to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

7.           This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns.  As used herein the term “Tenant” shall include the Tenant, its successors and assigns; the words “foreclosure” and “foreclosure sale” as used herein shall be deemed to include the acquisition of Landlord’s estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure; and the word “Bank” shall include the Bank herein specifically named and any of its successors and assigns, including anyone who shall have succeeded to Landlord’s interest in the Premises by, through or under foreclosure of the Mortgage.

8.           This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease and leasehold interest of Tenant to the lien or charge of the Mortgage in favor of Bank, and, with respect to Bank and Tenant only, shall supersede and cancel any prior agreements as to such, or any, subordination, including, but not limited to, those provisions, if any, contained in the Lease, which provide for the subordination of the Lease and leasehold interest of Tenant to a deed or deeds of trust or to a mortgage or mortgages to be thereafter executed, and shall not be modified or amended except in writing signed by all parties hereto.

9.           Tenant declares, agrees and acknowledges that it intentionally and unconditionally waives, relinquishes and subordinates the Lease and its leasehold interest in favor of the lien or charge upon said land of the Mortgage above mentioned to the extent set forth in this Agreement, and, in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

10.           The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

11.           Any notice required or allowed by this Agreement shall be in writing and shall be sent by certified or registered United States mail, postage prepaid, return receipt requested:

If to Tenant:

If to Bank:

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The parties may, by written notice to the others, designate a different mailing address for notices.

12.           The respective rights and obligations of Tenant and Bank upon an attornment to Bank, to the extent of the then remaining term of the Lease (as the same may be extended by the exercise of any right of renewal or extension set forth in the Lease), shall be the same as now set forth therein, it being the intention of the parties hereto to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

13.           The duties and liabilities of Bank imposed in this Agreement, except (a) such as may arise from Bank’s possession of pre-paid rent or a security or deposit fund, or (b) such as may have arisen from a breach by Bank of any terms, covenants and conditions of the Lease, shall cease and terminate immediately upon the termination of Bank’s interest in the Mortgage and in the Premises, and upon notice to Tenant of the occurrence of such termination.

14.           Landlord hereby irrevocably directs Tenant to pay all rents due and payable under the Lease directly to Bank immediately following Bank’s delivery of written notice (“Bank’s Rent Payment Notice”) to Tenant to the effect that Landlord is in default under the Mortgage (or any related loan documents), notwithstanding any subsequent contrary direction, instruction or assertion by Landlord.  Tenant shall be under no duty to investigate, controvert or challenge Bank’s Rent Payment Notice.  Tenant’s compliance with Bank’s Rent Payment Notice shall not be deemed to violate the Lease.  Landlord hereby releases Tenant from, and shall indemnify and hold Tenant harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including the payment of reasonable attorneys’ fees, forum costs and disbursements) arising from any claim based on Tenant’s compliance with Bank’s Rent Payment Notice.  Tenant shall be entitled to full credit under the Lease for any rents paid to Bank pursuant to Bank’s Rent Payment Notice to the same extent as if such rents were paid directly to Landlord.

IN WITNESS WHEREOF, the parties hereto have placed their hands and seals the day and year first above written.

Signed and acknowledged in
the presence of us:
TENANT:

[TENANT NAME]

______________________________                                                                           By:_______________________________

Its
______________________________                                                                                Duly Authorized

BANK:

[BANK NAME]

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______________________________                                                                           By:_______________________________

Its
______________________________                                                                                Duly Authorized

LANDLORD:

[PURCHASER’S NAME]

______________________________                                                                           By:_______________________________

Its
______________________________                                                                                Duly Authorized

STATE OF CONNECTICUT)
)  at __________________
COUNTY OF ____________                                                      )

On this the _______ day of ______________, 20__, before me, the undersigned officer, personally appeared ________________________, known to me (or satisfactorily proven) to be the ____________________ of _______________________, a ___________________, and that he/she, as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of the _____________________.

In Witness Whereof I hereunto set my hand.

___________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

STATE OF CONNECTICUT)
)  at __________________
COUNTY OF ____________)

On this the _______ day of ______________, 20__, before me, the undersigned officer, personally appeared ________________________, known to me (or satisfactorily proven) to be the ____________________ of _______________________, a ___________________, and that he/she, as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of the bank.

In Witness Whereof I hereunto set my hand.

___________________________________

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Notary Public/My Commission Expires:
Commissioner of the Superior Court

STATE OF CONNECTICUT)
)  at __________________
COUNTY OF ____________                                                      )

On this the _______ day of ______________, 20__, before me, the undersigned officer, personally appeared ________________________, known to me (or satisfactorily proven) to be the ____________________ of _______________________, a ___________________, and that he/she, as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of the _____________________.

In Witness Whereof I hereunto set my hand.

___________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

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EXHIBIT 12.17(B)

FORM OF WAIVER LETTER

[Date]

Forma Therapeutics, Inc.
790 Memorial Drive
Cambridge, Massachusetts 02139

Re:  Lease dated February 20, 2009 between Neurogen Corporation (“Landlord”) and Forma Therapeutics, Inc. (“Tenant”) demising certain premises located at property known as 35 Northeast Industrial Road, Branford, Connecticut (the “Lease”)

Gentlemen:

The Landlord hereby waives any default by Tenant under Section 42a(ii) of the Lease up to the date of delivery by Tenant to Landlord of the enclosed Tenant Estoppel Certificate in accordance with the terms hereof;  provided, however, that (i) in no event shall such waiver apply to any other provision of the Lease, including, without limitation, any other provision contained in Section 42a thereof; (ii) such waiver is conditioned upon receipt by Landlord within ten (10) days after the date hereof of the Tenant Documents (hereinafter defined), which have been executed and where appropriate, witnessed and acknowledged, by Tenant, (iii) such waiver shall terminate upon the date of delivery of the enclosed Tenant Estoppel Certificate in accordance with the terms hereof, and (iv) in no event shall this waiver preclude Landlord from exercising any remedy with respect to any default of Tenant under Section 42a(ii) of the Lease at any time following the expiration of such waiver, including, but not limited to any default related to any activity of Tenant undertaken prior to the expiration of such waiver that continues after the expiration of such waiver. Nothing contained herein shall constitute an acknowledgement by Tenant that Tenant is in default pursuant to the terms of the Lease.

As used herein, “Tenant Documents” means, collectively, the enclosed (i) Tenant Estoppel Certificate(s) dated no later than the date of delivery thereof, and (ii) Subordination, Non-Disturbance and Attornment Agreement(s) (to be dated as of the date of the mortgage and any blanks therein completed by the lender named therein).

Very truly yours,

NEUROGEN CORPORATION

By:  ____________________
Name:
Title: